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                                CREDIT AGREEMENT



                                  by and among



                                KELLWOOD COMPANY
                                  as Borrower,


                             BANK OF AMERICA, N.A.,
                      as Administrative Agent and as Lender

                            THE BANK OF NOVA SCOTIA,
                      as Documentation Agent and as Lender

                            THE CHASE MANHATTAN BANK,
                       as Syndication Agent and as Lender,

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                         BANC OF AMERICA SECURITIES LLC,
                         Lead Arranger and Book Manager


                                 August 31, 1999








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

                                TABLE OF CONTENTS

                                      Page


                                    ARTICLE I

                              Definitions and Terms

1.1.         Definitions.......................................................2
1.2.         Rules of Interpretation..........................................27

                                   ARTICLE II

                              The Credit Facilities

2.1.         Tranche A Revolving Credit Facility..............................29
2.2.         Tranche B Revolving Credit Facility..............................29
2.3.         Amounts..........................................................29
2.4.         Advances.........................................................30
2.5.         Repayment of Loans...............................................32
2.6.         Reductions.......................................................32
2.7.         Use of Proceeds..................................................33
2.8.         Notes.        ...................................................33

                                   ARTICLE III

                                Letters of Credit

3.1.         Letters of Credit................................................34
3.2.         Reimbursement and Participations.................................34

                                   ARTICLE IV

         Offshore and Eurodollar Funding, Fees, and Payment Conventions

4.1.         Utilization of Offshore Currencies...............................38
4.2.         Interest Rate Options............................................40
4.3.         Conversions and Elections of Subsequent Interest Periods.........40
4.4.         Payment of Interest..............................................41
4.5.         Prepayments of Fixed Rate Loans..................................41
4.6.         Manner of Payment................................................42
4.7.         Fees.............................................................43
4.8.         Pro Rata Payments................................................44
4.9.         Computation of Rates and Fees....................................44



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4.10.        Deficiency Advances; Failure to Purchase Participations..........44
4.11.        Intraday Funding.................................................45

                                    ARTICLE V

                             Change in Circumstances

5.1.         Increased Cost and Reduced Return................................46
5.2.         Limitation on Types of Loans.....................................47
5.3.         Illegality.......................................................48
5.4.         Treatment of Affected Loans......................................48
5.5.         Compensation.....................................................49
5.6.         Taxes............................................................49

                                   ARTICLE VI

            Conditions to Making Loans and Issuing Letters of Credit

6.1.         Conditions of Initial Advance....................................52
6.2.         Conditions of Loans and Letters of Credit........................54

                                   ARTICLE VII

                         Representations and Warranties

7.1.         Organization and Authority.......................................56
7.2.         Loan Documents...................................................56
7.3.         Subsidiaries and Stockholders....................................57
7.4.         Ownership Interests..............................................57
7.5.         Financial Condition..............................................57
7.6.         Title to Properties..............................................58
7.7.         Taxes............................................................58
7.8.         Other Agreements.................................................58
7.9.         Litigation.......................................................58
7.10.        Margin Stock.....................................................58
7.11.        Investment Company...............................................59
7.12.        Patents, Etc.....................................................59
7.13.        No Untrue Statement..............................................59
7.14.        No Consents, Etc.................................................59
7.15.        Employee Benefit Plans...........................................59
7.16.        No Default.......................................................61
7.17.        Environmental Laws...............................................61



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7.18.        Employment Matters...............................................61
7.19.        Year 2000 Compliance.............................................61
7.20.        Material Subsidiaries............................................62
7.21.        Insurance.  .....................................................62

                                  ARTICLE VIII

                              Affirmative Covenants

8.1.         Financial Reports, Etc...........................................63
8.2.         Maintain Properties..............................................64
8.3.         Existence, Qualification, Etc....................................64
8.4.         Regulations and Taxes............................................64
8.5.         Insurance........................................................65
8.6.         True Books.......................................................65
8.7.         Year 2000 Compliance.............................................65
8.8.         Right of Inspection..............................................65
8.9.         Observe all Laws.................................................65
8.10.        Governmental Licenses............................................65
8.11.        Covenants Extending to Other Persons.............................66
8.12.        Officer's Knowledge of Default...................................66
8.13.        Suits or Other Proceedings.......................................66
8.14.        Notice of Environmental Complaint or Condition...................66
8.15.        Environmental Compliance.........................................66
8.16.        Employee Benefit Plans...........................................67
8.17.        Continued Operations.............................................67
8.18.        Notices Regarding Material Subsidiaries..........................67

                                   ARTICLE IX

                               Negative Covenants

9.1.         Financial Covenants..............................................69
9.2.         Acquisitions.....................................................69
9.3.         Liens............................................................69
9.4.         Indebtedness.....................................................71
9.5.         Transfer of Assets...............................................72
9.6.         Investments......................................................73
9.7.         Merger or Consolidation..........................................73
9.8.         Restricted Payments..............................................74
9.9.         Transactions with Affiliates.....................................74
9.10.        Compliance with ERISA, the Code and Foreign Benefit Laws.........74
9.11.        Fiscal Year......................................................75
9.12.        Dissolution, etc.................................................75
9.13.        Change in Control................................................75



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9.14.        Restrictive Agreements, etc......................................75
9.15.        Issuance or Sale of Stock by Subsidiaries........................75
9.16.        Sale of Stock in Subsidiaries....................................76

                                    ARTICLE X

                       Events of Default and Acceleration

10.1.        Events of Default................................................77
10.2.        Agent to Act.....................................................80
10.3.        Cumulative Rights................................................80
10.4.        No Waiver........................................................80
10.5.        Allocation of Proceeds...........................................80

                                   ARTICLE XI

                                    The Agent

11.1.        Appointment, Powers, and Immunities..............................82
11.2.        Reliance by Agent................................................82
11.3.        Defaults.........................................................83
11.4.        Rights as Lender.................................................83
11.5.        Indemnification..................................................83
11.6.        Non-Reliance on Agent and Other Lenders..........................84
11.7.        Resignation of Agent.............................................84

                                   ARTICLE XII

                                  Miscellaneous

12.1.        Assignments and Participations...................................85
12.2.        Notices..........................................................87
12.3.        Right of Set-off; Adjustments....................................88
12.4.        Survival.........................................................88
12.5.        Expenses.........................................................88
12.6.        Amendments and Waivers...........................................89
12.7.        Counterparts.....................................................89
12.8.        Termination......................................................89
12.9.        Indemnification; Limitation of Liability.........................90
12.10.       Severability.....................................................91
12.11.       Entire Agreement.................................................91
12.12.       Agreement Controls...............................................91
12.13.       Usury Savings Clause.............................................91
12.14.       Payments.........................................................92
12.15.       GOVERNING LAW; WAIVER OF JURY TRIAL..............................92



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12.16.       Confidentiality..................................................93
12.17.       Special Funding Option...........................................94

EXHIBIT A             Applicable Commitment Percentages......................A-1
EXHIBIT B             Form of Assignment and Acceptance......................B-1
EXHIBIT C             Notice of Appointment (or Revocation) of Authorized
                      Representative.........................................C-1
EXHIBIT D             Form of Borrowing Notice...............................D-1
EXHIBIT E             Form of Interest Rate Selection Notice.................E-1
EXHIBIT F-1           Form of Tranche A Note...............................F-1-1
EXHIBIT F-2           Form of Tranche B Note...............................F-2-1
EXHIBIT G             Form of Opinion of Borrower's Counsel..................G-1
EXHIBIT H             Compliance Certificate.................................H-1
Schedule 1.1          Existing Letters of Credit.............................S-1
Schedule 7.3          Subsidiaries and Investments in Other Persons..........S-2
Schedule 7.5          Indebtedness...........................................S-3
Schedule 7.6          Liens..................................................S-4
Schedule 7.7          Tax Matters............................................S-5
Schedule 7.9          Litigation.............................................S-6
Schedule 7.17         Environmental Matters..................................S-7



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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of August 31, 1999 (the "Agreement"), is made by and among:

         KELLWOOD COMPANY, a Delaware corporation having its principal place of business in St. Louis, Missouri (the "Borrower"),

         BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an assignment and acceptance with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"),

         BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as Administrative Agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the "Agent");

         THE BANK OF NOVA SCOTIA, a bank governed by the Bank Act (Canada), through its United States division, in its capacity as Documentation Agent, and

         THE CHASE MANHATTAN BANK, a state bank chartered under the laws of New York, in its capacity as Syndication Agent;

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower (i) a 364 day revolving credit facility of up to $100,000,000, the proceeds of which are to be used for general corporate purposes, working capital and Capital Expenditures and (ii) a revolving credit facility of up to $250,000,000, the proceeds of which are to be used for general corporate purposes, working capital and Capital Expenditures and which shall include (x) a letter of credit subfacility of up to $50,000,000 for the issuance of standby letters of credit and up to $200,000,000 for the issuance of commercial letters of credit and (y) a $20,000,000 sublimit for multicurrency borrowings; and

         WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:





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                                    ARTICLE I

                              Definitions and Terms

         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Advance" means a borrowing under the Tranche A Revolving Credit Facility or the Tranche B Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Advance Date Exchange Rate" means, with respect to an Advance of a Tranche B Loan in an Offshore Currency or a Letter of Credit issued in an Offshore Currency, the Spot Rate of Exchange for the date such Advance is originally made or such Letter of Credit is issued, provided that, if such Tranche B Loan is Continued for a subsequent Interest Period pursuant to Sections 4.1 and 4.3, the Advance Date Exchange Rate with respect to such Tranche B Loan shall be the Spot Rate of Exchange two Business Days preceding the effective date of the latest Continuation of such Tranche B Loan, and the Dollar Equivalent Amount of such Tranche B Loan shall be adjusted as set forth in Section 4.1, and provided further, if such Letter of Credit is issued for a term exceeding three (3) months, the Advance Date Exchange Rate with respect to such Letter of Credit shall be the Spot Rate of Exchange on the last Business Day of each calendar quarter and the Dollar Equivalent Amount of such Letter of Credit shall be adjusted as set forth in Section 4.1; and provided, further, if such Letter of Credit is drawn upon, the Advance Date Exchange Rate shall be the Spot Rate of Exchange for the date of such drawing only for the purposes of repayment of Reimbursement Obligations and determining the Dollar Equivalent Amount of such Letter of Credit.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.




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                  "Applicable  Commercial  Letter  of  Credit  Fee"  means  that percent per annum set forth below under the heading Applicable Commercial Letter of Credit Fee, which shall be based upon the highest Rating existing at the date of determination as specified in the table below:


                                 Rating                    Applicable Commercial
   Tier           S&P          or            Moody's       Letter of Credit Fee
   ----           ---          --            -------       --------------------
     I           >=A-          or             >=A3                0.100%
    II          >=BBB+         or            >=Baa1               0.125%
    III          >=BBB         or            >=Baa2               0.150%
    IV           < BBB         and           < Baa2               0.175%

         The Applicable Commercial Letter of Credit Fee shall be established from time to time based upon the Ratings in effect from time to time. Any change in the Applicable Commercial Letter of Credit Fee due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating, the higher Rating shall determine the Applicable Commercial Letter of Credit Fee. If there is no Rating, the Applicable Commercial Letter of Credit Fee and Applicable Standby Letter of Credit Fee shall be Tier IV.

                  "Applicable Commitment Percentage" means, for each Lender at any time, with respect to the Tranche A Revolving Credit Facility, the Tranche B Revolving Credit Facility and the Letter of Credit Facility, a fraction, the numerator of which shall be the sum of such Lender's Tranche A Commitment and Tranche B Commitment and the denominator of which shall be the sum of the Total Tranche A Commitment and the Total Tranche B Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

                  "Applicable Issuing Bank" means, with respect to any Letter of Credit, the Issuing Bank which issued such Letter of Credit in accordance with Article III.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Standby Letter of Credit Fee" means that percent per annum set forth in the table below under the heading Applicable Standby Letter of Credit Fee, which shall be




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



         based on the highest Rating existing at the date of determination as specified in the table below:


                                Rating                       Applicable Standby
    Tier          S&P            or           Moody's       Letter of Credit Fee
    ----          ---            --           -------       --------------------
     I            >=A-           or            >=A3                0.275%
    II           >=BBB+          or           >=Baa1               0.400%
    III          >=BBB           or           >=Baa2               0.575%
    IV          (<)BBB           and         (<)Baa2               0.800%

         The Applicable Standby Letter of Credit Fee shall be established from time to time based on the Ratings in effect from time to time. Any change in the Applicable Standby Letter of Credit Fee due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating, the higher Rating shall determine the Applicable Standby Letter of Credit Fee. If there is no Rating, the Applicable Standby Letter of Credit Fee shall be Tier IV.

                  "Applicable Tranche A Facility Fee" means that percent per annum set forth below under the heading Applicable Tranche A Facility Fee, which shall be based upon the highest Rating existing at the date of determination as specified in the table below:


                                  Rating                    Applicable Tranche A
    Tier            S&P            or           Moody's         Facility Fee
    ----            ---            --           -------         ------------
     I             >=A-            or            >=A3              0.100%
    II            >=BBB+           or           >=Baa1             0.125%
    III            >=BBB           or           >=Baa2             0.150%
    IV            (<)BBB          and          (<)Baa2             0.175%

         The Applicable Tranche A Facility Fee shall be established from time to time based upon the Ratings in effect from time to time. Any change in the Applicable Tranche A Facility Fee due to a change in any Rating shall be effective on the date of such change in such Rating.
          In the event of a split Rating, the higher Rating shall determine the Applicable Tranche A Facility Fee. If there is no Rating, the Applicable Tranche A Facility Fee shall be Tier IV.

                  "Applicable Tranche B Facility Fee" means that percent per annum set forth in the table below under the heading Applicable Tranche B Facility Fee, which shall be based on the highest Rating existing at the date of determination as specified in the table below:




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                              Rating                       Applicable Tranche B
   Tier           S&P          or            Moody's           Facility Fee
   ----           ---          --            -------           ------------
     I           >=A-          or              >=A3               0.125%
    II          >=BBB+         or             >=Baa1              0.150%
    III          >=BBB         or             >=Baa2              0.175%
    IV          (<)BBB          and          (<)Baa2              0.200%

         The Applicable Tranche B Facility Fee shall be established from time to time based on the Ratings in effect from time to time. Any change in the Applicable Tranche B Facility Fee due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating, the higher Rating shall determine the Applicable Tranche B Facility Fee. If there is no Rating, the Applicable Tranche B Facility Fee shall be Tier IV.

                  "Applicable Tranche A Margin" means that percent per annum set forth below under the heading Applicable Tranche A Margin, which shall be based upon the highest Rating existing at the date of determination as specified in the table below:


                                   Rating                   Applicable Tranche A
    Tier         S&P             or           Moody's          Margin
    ----         ---             --           -------          ------
     I          >=A-             or            >=A3            0.300%
    II         >=BBB+            or           >=Baa1           0.425%
    III         >=BBB            or           >=Baa2           0.600%
    IV         (<)BBB            and         (<)Baa2           0.825%

         The Applicable Tranche A Margin shall be established from time to time based upon the Ratings in effect from time to time. Any change in the Applicable Tranche A Margin due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating, the higher Rating shall determine the Applicable Tranche A Margin. If there is no Rating, the Applicable Tranche A Margin shall be Tier IV.

                  "Applicable Tranche B Margin" means that percent per annum set forth in the table below under the heading Applicable Tranche B Margin, which shall be based on the highest Rating existing at the date of determination as specified in the table below:






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                                  Rating                   Applicable Tranche B
    Tier            S&P             or           Moody's          Margin
    ----            ---             --           -------          ------
     I             >=A-             or            >=A3            0.275%
    II            >=BBB+            or           >=Baa1           0.400%
    III            >=BBB            or           >=Baa2           0.575%
    IV            (<)BBB            and         (<)Baa2           0.800%

         The Applicable Tranche B Margin shall be established from time to time based on the Ratings in effect from time to time. Any change in the Applicable Tranche B Margin due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating, the higher Rating shall determine the Applicable Tranche B Margin. If there is no Rating, the Applicable Tranche B Margin shall be Tier IV.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation of the Applicable Issuing Bank, executed by the Borrower from time to time and delivered to the Applicable Issuing Bank to support the issuance of Letters of Credit.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

                  "Authorized Representative" means any of the President, Chief Executive Officer, Vice President Finance-Chief Financial Officer, Vice President Controller, Vice President Treasurer or General Counsel of the Borrower, or any other officer expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) or any other Authorized Representative as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Base Rate" means, for any day, the rate per annum equal to the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan made under the Tranche B Revolving Credit Facility to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's  Account"  means a demand  deposit  account at The
         National Bank of Chicago or any successor account with a Lender designated by the Borrower.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Tranche A Revolving Credit Facility or the Tranche B Revolving Credit Facility, in the form of Exhibit D.

                  "Business Day" means, (i) except as expressly provided in clauses (ii), (iii) and (iv), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement and foreign exchange transactions in London, England, New York, New York and
         Charlotte, North Carolina, (iii) with respect to the selection, funding, interest rate, payment and Interest Period for any Offshore Rate Loan denominated in Euros, any day which is a Business Day as described in clause (ii) above, and on which TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system) or any successor thereto is scheduled to be open for business, and (iv) with respect to the selection, funding, interest rate, payment and Interest Period for any Offshore Rate Loan not denominated in Euros, any day which is a Business Day as described in clause (ii) above, and on which the relevant Funding Bank is open for the transaction of business contemplated by this Agreement and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Change of Control" means, at any time any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Borrower (or securities convertible into or exchangeable for such Voting Securities) representing 50% or more of the combined voting power of all Voting Securities of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 6.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Commercial Letter of Credit" means (i) a documentary letter of credit issued by an Issuing Bank pursuant to Article III hereof for the account of the Borrower or jointly for the account of the Borrower and a Designated Subsidiary, which letter of credit is secured by documents and (ii) the Existing Commercial Letters of Credit.

                  "Commercial Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Commercial Letters of Credit and the related Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Commercial Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Commercial Letter of Credit Outstandings" means, as of any date of determination, the aggregate Dollar Equivalent Amount available to be drawn under all Commercial Letters of Credit plus Reimbursement Obligations then outstanding arising from Commercial Letters of Credit.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in Section 7.5(a).

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income less all Non-cash Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation and
         (vi) all other Non- cash Expenses, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis, including amounts outstanding under Permitted Receivables Securitizations.

                  "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA for such period less Capital Expenditures for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio"means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date) provided, however, that with respect to an Acquisition that is accounted for as a "purchase" under GAAP, for the four Four-Quarter Periods ending next following the date of such Acquisition, Consolidated EBITDA shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests" under GAAP notwithstanding the elimination of the "pooling of interests" accounting method under GAAP.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 9.1(a) hereof ) as income:
         (i) net gains and net losses on the sale, conversion or other disposition of capital assets, (ii) net gains and net losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains and net losses on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Net Tangible Assets" means, as of any date on which the amount thereof is to be determined, the total amount of all assets of the Borrower and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting, without duplication, the sum of (i) goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP; and (ii) all deferred assets and prepaid expenses (except such prepaid taxes that are properly classified as current assets), including prepaid insurance and prepaid taxes, determined in accordance with GAAP.

                  "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Tangible Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) (i) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation and (ii) the net book value of assets which would be treated as intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation"means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.1 or Section 4.3 hereof of a Eurodollar Rate Loan or an Offshore Rate Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.3 of one Type of Loan denominated in Dollars into another Type of Loan denominated in Dollars.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to each Offshore Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Offshore Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (iii) with respect to Base Rate Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iv) in any case, the maximum rate permitted by applicable law, if lower.

                  "Designated Subsidiary" means any of the Subsidiaries set forth on Schedule 1.1 hereto and any additional Subsidiaries which the Borrower may hereafter designate in writing to the Agent and the Lenders.

                  "Dollar Equivalent Amount" means, (a) the amount denominated in Dollars and (b) with respect to a specified Offshore Currency amount, the amount of Dollars into which the Offshore Currency amount would be converted, based on (i) the applicable Advance Date Exchange Rate in the case of Advances and Continuations and (ii) on the Spot Rate of Exchange in all other instances.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1, the Borrower, such approval not to be unreasonably withheld (provided that the incurrence by the Borrower of additional costs pursuant to Section 5.6 as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed by the Borrower and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (a)      Government Securities;

                           (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (c) interest bearing demand or time deposits or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A" or better by S&P or "A" or better by Moody's;

                           (d)      Repurchase Agreements;

                           (e)      Municipal Obligations;

                           (f)      Pre-Refunded Municipal Obligations;

                           (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P or Aaa Moody's;

                           (h) tax-exempt or taxable  adjustable  rate preferred
                  stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-3" or better by Moody's; and

                           (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "EMU Legislation" means (a) a Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)) and (b)
         legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro, in each case as amended or supplemented from time to time.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code.

                  "Euro" and "e" each means the single official non-legacy currency denominated as the Euro and constituting legal tender for the payment of public and private debts in the Participating Member States.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

          Eurodollar  =          Interbank Offered Rate           +   Applicable
                        ---------------------------------------
           Rate                 1-  Reserve Requirement                 Margin

                  "Event of Default" means any of the occurrences set forth as such in Section 10.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Commercial Letters of Credit" means the documentary letters of credit issued by Bank of America, The Bank of Nova Scotia or Mercantile Bank of St. Louis N.A. prior to the Closing Date and remaining outstanding as of the Closing Date, all as more particularly described on Schedule 1.1 attached hereto.

                  "Existing Credit Agreement" means that certain Credit Agreement dated as of May 31, 1996 by and among the Borrower, The Bank of Nova Scotia, as administrative agent and syndication agent, Bank of America National Trust and Savings Association (now known as Bank of America), as documentation agent, and the other lenders party thereto, as amended, modified, supplemented or restated as of the Closing Date.

                  "Existing Indebtedness" means the Indebtedness of the Borrower outstanding as of the Closing Date under the Existing Credit Agreement.

                  "Existing Letters of Credit" means the Existing Commercial Letters of Credit and the Existing Standby Letters of Credit.

                  Existing Standby Letters of Credit" means the Standby letters of credit issued by Bank of America, The Bank of Nova Scotia or Mercantile Bank of St. Louis N.A. prior to the Closing Date and remaining outstanding as of the Closing Date, all as more particularly described on Schedule 1.1 attached hereto.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Tranche A Revolving Credit Facility and the Tranche B Revolving Credit Facility by payment in full of all Tranche A Outstandings, Tranche B Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 10.1(B), (b) all Tranche A Commitments, Tranche B Commitments, Commercial Letter of Credit Commitments and Standby Letter of Credit Commitments shall have terminated or expired and (c) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other Contingent Obligations of the Borrower that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Year" means a fiscal period of not more than 12 months of the Borrower and its Subsidiaries which as of the Closing Date commences on May 1 of each calendar year and ends on April 30 of the next calendar year.

                  "Fixed Rate Loan" means a Eurodollar Rate Loan or an Offshore Rate Loan.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "Funding Bank" means any banking institution (which may include any Lender) approved by the Agent located within a country whose currency has been approved by the Lenders as an Offshore Currency; provided that in the case of the Euro, the Funding Bank may be located in any Participating Member State.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting
         Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government   Securities"  means  direct  obligations  of,  or
         obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental   Authority"  shall  mean  any  Federal,  state,
         municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Indebtedness"  means as to any Person,  without  duplication,
         (a) all Indebtedness for Money Borrowed of such Person, (b) all Rate Hedging Obligations of such Person, and (c) all Contingent Obligations of such Person.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, (a) all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, the deferred purchase price of any property or services, and payment and reimbursement obligations in respect of surety bonds, standby letters of credit, and clean bankers' acceptances, whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), (b) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (c) Standby Letter of Credit Outstandings, other than trade payables and accrued expenses incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan or Offshore Rate Loan, for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits (a) in Dollars, in the case of a Eurodollar Rate Loan or (b) in the applicable Offshore Currency, in the case of an Offshore Rate Loan at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan or Offshore Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits (a) in Dollars, in the case of a Eurodollar Rate Loan or (b) in the applicable Offshore Currency, in the case of an Offshore Rate Loan at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Period" means, (a) for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof and (b) for each Offshore Rate Loan, a period commencing on the date such Offshore Rate Loan is made or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                            (i) if an Interest Period for a Eurodollar Rate Loan
                  or Offshore Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (ii) any  Interest  Period  which  begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iii) Interest Periods in different  lettered clauses
                  of this definition shall be deemed to be different Interest Periods even if they are coterminous.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or Offshore Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

                  "Issuing Bank" means any Lender, as selected by the Borrower and thereafter any Lender which is successor to any of the foregoing as an issuer of Letters of Credit under Article III.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

                  "Letter of Credit" means a Standby Letter of Credit or a Commercial Letter of Credit.

                  "Letter of Credit  Facility"  means the facility  described in
         Article III hereof providing for the issuance by any of the Issuing Banks for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

                  "Letter of Credit Outstandings" means, as of any date of determination, the sum of Commercial Letter of Credit Outstandings and Standby Letter of Credit Outstandings.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loans" means, collectively, the Tranche A Loans and the Tranche B Loans.

                  "Loan  Documents"  means this  Agreement,  the  Notes,  the LC
         Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Material  Adverse Effect" means a material  adverse effect on
         (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole, (ii) the ability of the Borrower to pay or perform its obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Material  Subsidiary"  means:  (a) each Subsidiary  listed on
         Schedule  7.3  hereto  which  is  designated  therein  as  a  "Material
         Subsidiary"; (b) any Subsidiary that the Borrower designates as a "Material Subsidiary" by updating Schedule 7.3 hereto in a written notice delivered (which may be by facsimile transmission) to the Agent from time to time; and (c) any Subsidiary which is acquired or created or party to a merger or some other corporate reorganization or otherwise acquires all or substantially all of the assets of another Person following the Closing Date and meets any of the following conditions:

                           (i) the  assets  of such  Subsidiary  (valued  at the
                  greater of book or fair market) as at the end of the immediately preceding Fiscal Year exceed $1,000,000,

                           (ii) the aggregate  sum of all assets  (valued at the
                  greater of book or fair market) of such Subsidiary, when combined with the assets of all other Subsidiaries which do not otherwise qualify as "Material Subsidiaries" under this definition during the 3-year period immediately preceding the date of such determination, exceeds $1,000,000, or

                           (iii) the portion of  Consolidated  Net Income of the
                  Borrower and its Subsidiaries which were contributed by such Subsidiary during the immediately preceding Fiscal Year exceeds $1,000,000.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA
         Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "Non-cash Expenses" means all expenses which will not require the utilization of cash or other assets for their satisfaction.

                  "Non-cash Income" means all items of income which are not expected to be realized in cash or other comparable assets for utilization by the Borrower and its Subsidiaries in the ordinary course of business.

                  "Notes" means, collectively, the Tranche A Notes and the Tranche B Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, and
         (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Offshore Currency" means the Euro, Japanese yen, Hong Kong dollars, and any other freely available currency notified to the Agent upon not less than ten (10) Business Days' prior written notice that in the opinion of all the Lenders, in their sole discretion, is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and convertible into Dollars in the United States currency market.

                  "Offshore Currency Equivalent Amount" means with respect to a specified Offshore Currency and a specified Dollar amount, the amount of such Offshore Currency into which such Dollar amount would be converted, based on the applicable Advance Date Exchange Rate.

                  "Offshore Letter of Credit" means a Letter of Credit issued in an Offshore Currency.

                  "Offshore Rate" means the interest rate per annum calculated according to the following formula:

            Offshore  =          Interbank Offered Rate           +   Applicable
                        ---------------------------------------
             Rate               1-  Reserve Requirement                 Margin

         The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Reserve Requirement.

                  "Offshore Rate Loan" means a Tranche B Loan in an Offshore Currency that bears interest based on an Offshore Rate.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, the Tranche A Outstandings and the Tranche B Outstandings on such date.

                  "Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

                  "Participation" means, (i) with respect to any Lender (other than the Applicable Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Applicable Issuing Bank in respect of a Letter of Credit issued by the Applicable Issuing Bank in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Permitted Receivables Securitization" means non-recourse (other than by reason of violation of representations and warranties) sales and assignments of accounts receivable of the Borrower or its Subsidiaries to one or more special purpose entities, in connection with the issuance of obligations by such special purpose entities secured by such accounts, so long as (i) the obligations issued by such special purpose entities shall not exceed $75,000,000 in the aggregate and (ii) the proceeds of the issuance of which obligations shall be made available to the Borrower or its Subsidiaries at such rates of advance, and the obligations issued by such special purpose entities shall bear such rates or rates of interest, and be subject to such other terms and conditions, all as shall be acceptable to the Agent and the Required Lenders which approval shall not be unreasonably withheld or delayed.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Rate Adjustment Payment" shall have the meaning assigned to such term in Section 4.1(b).

                  "Rate Hedging Obligations" means, without duplication, any and all obligations (valued in accordance with GAAP applied on a Consistent Basis) of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements, (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133, and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Rating" means the rating of senior, unsecured, non-credit enhanced Indebtedness for Money Borrowed of the Borrower in effect at any time, which rating is made by either of S&P or Moody's.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Applicable Issuing Bank and the Lenders to the extent of their respective Participations (including the receipt by the
         Applicable Issuing Bank of proceeds of Loans pursuant to Section 2.4(d)) for amounts theretofore paid by the Applicable Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Related L/C Documents" shall have the meaning assigned to such term in Section 3.2(i)(i).

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Tranche A Commitment and Tranche B Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Tranche A Outstandings ,
         (ii) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Tranche B

         Outstandings, plus (ii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Tranche A Commitment or Tranche B Commitment, as the case may be, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Applicable Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the respective Applicable Issuing Banks until such Lender shall pay such deficiency amount to the Applicable Issuing Bank to whom such deficiency is owed together with interest thereon as provided in Section 4.10.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the
         Eurodollar Rate or Offshore Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans or Offshore Rate Loans. The Eurodollar Rate and Offshore Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower or a Wholly-owned Subsidiary.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                  "Spot Rate of Exchange" means (i) in determining the Dollar Equivalent Amount of a specified Offshore Currency amount as of any date, the spot rate of exchange determined by the Agent in accordance with its usual procedures for the purchase by the Agent of Dollars with such Offshore Currency at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date, and (ii) in determining the Offshore Currency Equivalent Amount of a specified
         Dollar amount on any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of such Offshore Currency with Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date.

                  "Standby Letter of Credit" means (i) a letter of credit issued by an Issuing Bank pursuant to Article III hereof for the account of the Borrower or jointly for the account of the Borrower and a Designated Subsidiary in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or on behalf of the Borrower and a Subsidiary and (ii) the Existing Standby Letters of Credit.

                  "Standby Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Standby Letters of Credit and the related Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Standby Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Standby Letter of Credit Outstandings" means, as of any date of determination, the aggregate Dollar Equivalent Amount available to be drawn under all Standby Letters of Credit plus Reimbursement Obligations then outstanding arising from Standby Letters of Credit.

                  "Subsequent Participant" means each country that adopts the Euro as its lawful currency after January 1, 1999.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension

         Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or
         (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Total Commercial Letter of Credit Commitment" means the Dollar Equivalent Amount not to exceed $200,000,000.

                  "Total Letter of Credit Commitment" means the sum of the Total Commercial Letter of Credit Commitment and the Total Standby Letter of Credit Commitment.

                  "Total Offshore Currency Sublimit" means, with respect to the principal amount of Loans and Letters of Credit outstanding in Offshore Currencies, the Dollar Equivalent Amount of $20,000,000.

                  "Total Standby Letter of Credit Commitment" means the Dollar Equivalent Amount not to exceed $50,000,000.

                  "Total Tranche A Commitment" means a principal amount equal to $100,000,000, as reduced from time to time in accordance with Section 2.6.

                  "Total Tranche B Commitment" means a principal amount equal to $250,000,000, as reduced from time to time in accordance with Section 2.6.

                  "Tranche A Commitment" means, with respect to each Lender, the obligation of such Lender to make Tranche A Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Tranche A Commitment.

                  "Tranche A Loans" means any borrowing pursuant to an Advance under the Tranche A Revolving Credit Facility.

                  "Tranche A Notes" means, collectively, the promissory notes of the Borrower evidencing Tranche A Loans executed and delivered to the Lenders as provided in Section 2.8(a) substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "Tranche   A   Outstandings"   means,   as  of  any   date  of
         determination, the aggregate principal amount of all Tranche A Loans then outstanding.

                  "Tranche A Revolving Credit Facility" means the facility described in Section 2.1(a) hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of up to the Total Tranche A Commitment.

                  "Tranche A Stated Termination Date" means August 28, 2000.

                  "Tranche A Termination Date" means (i) the Tranche A Stated Termination Date or (ii) such earlier date of termination of the Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such earlier date as the Borrower may voluntarily and permanently terminate the Tranche A Revolving Credit Facility by payment in full of all Tranche A Outstandings, together with all accrued and unpaid interest thereon.

                  "Tranche B Commitment" means, with respect to each Lender, the obligation of such Lender to make Tranche B Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Tranche B Commitment.

                  "Tranche B Loans" means any borrowing pursuant to an Advance under the Tranche B Revolving Credit Facility.

                  "Tranche B Notes" means, collectively, the promissory notes of the Borrower evidencing Tranche B Loans executed and delivered to the Lenders as provided in Section 2.8(b) substantially in the form of Exhibit F-2, with appropriate insertions as to amounts, dates and names of Lenders

                  "Tranche   B   Outstandings"   means   as  of  any   date   of
         determination, the aggregate principal amount of all Tranche B Loans then outstanding.

                  "Tranche B Revolving Credit Facility" means the facility described in Section 2.1(b) hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of up to the Total Tranche B Commitment.

                  "Tranche B Stated Termination Date" means August 30, 2002.

                  "Tranche B Termination Date" means (i) the Tranche B Stated Termination Date or (ii) such earlier date of termination of the Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such earlier date as the Borrower may voluntarily and permanently terminate the Tranche B Revolving Credit Facility by payment in full of all Tranche B Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, and the cancellation or cash collateralization acceptable to the Applicable Issuing Bank of all Letters of Credit.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan, Offshore Rate Loan or Eurodollar Rate Loan).

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly-owned Subsidiary" means any Subsidiary all of the issued and outstanding Voting Securities (other than shares required as directors' qualifying shares) of which is owned by the Borrower and/or one or more of its Wholly-owned Subsidiaries.

                  "Year 2000 Compliant" means all computer applications that are material to the Borrower's or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000.

                  "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

         1.2.     Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                  (m) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency of an amount in Dollars, and the equivalent in Dollars of an amount in an Offshore Currency, shall be determined as set forth in the definitions of Dollar Equivalent Amount and Offshore Currency Equivalent Amount, as applicable.

                                   ARTICLE II

                              The Credit Facilities

         2.1. Tranche A Revolving Credit Facility. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars to the Borrower under the Tranche A Revolving Credit Facility from time to time from the Closing Date until the Tranche A Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Tranche A Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Tranche A Outstandings shall not exceed the Total Tranche A Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Tranche A Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Tranche A Termination Date.

         2.2. Tranche B Revolving Credit Facility. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars or an Offshore Currency (as specified in the Borrowing Notice) to the Borrower under the Tranche B Revolving Credit Facility from time to time from the Closing Date until the Tranche B Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding a Dollar Equivalent Amount equal to the Tranche B Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, (x) the Dollar Equivalent Amount of Tranche B Outstandings plus Letter of Credit Outstandings shall not exceed the Total Tranche B Commitment and (y) the Dollar Equivalent Amount of Tranche B Outstandings in Offshore Currencies plus the Dollar Equivalent Amount of Letter of Credit Outstandings in Offshore Currencies shall not exceed the Total Offshore Currency Sublimit. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Tranche B Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Tranche B Termination Date. Tranche B Loans in Offshore Currencies shall be limited to Offshore Rate Loans.

         2.3. Amounts. (a) Except as otherwise permitted by the Lenders from time to time, the amount of Tranche A Outstandings shall not exceed at any time the Total Tranche A Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Tranche A Revolving Credit Facility shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000.

          (b) Except as  otherwise  permitted  by the Lenders from time to time,
(i) the Dollar Equivalent Amount of Tranche B Outstandings plus Letter of Credit Outstandings shall not exceed at any time the Total Tranche B Commitment, and
(ii) the Dollar Equivalent Amount of Tranche B Loans in Offshore Currencies plus the Dollar Equivalent Amount of Letter of Credit Outstandings in Offshore Currencies shall not exceed the Total Offshore Currency Sublimit, and in the event there shall be outstanding any such excess, the Borrower shall, in accordance with the requirements of Section 4.1(c), immediately make such payments and prepayments or cash collateralizations as shall be necessary to comply with this restriction. Each Advance under the Tranche B Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $5,000,000 (or the Dollar Equivalent Amount thereof in any Offshore Currency), and, if greater than $5,000,000, an integral multiple of $1,000,000 (or the Dollar Equivalent Amount thereof in any Offshore Currency).

         2.4. Advances.  (a) An Authorized  Representative  shall give the Agent
(i) at least three (3) Business Days' irrevocable telephonic notice of each Fixed Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 11:00 A.M. and (ii) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to
Section 2.4(d) and whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from a Eurodollar Rate Loan to a Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, whether the borrowing is under the Tranche A Revolving Credit Facility or the Tranche B Revolving Credit Facility, the Type of Loan (Base Rate or Eurodollar Rate if such Loan is requested in Dollars, or Offshore Rate if such Loan is requested in an Offshore Currency), the date of borrowing, if a Fixed Rate Loan, the Interest Period to be used in the computation of interest, and if such Loan is requested in an Offshore Currency, the Offshore Currency in which the Loan is to be made. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

         (b) At approximately 11:00 A.M. two (2) Business Days preceding the date specified for each Advance under the Tranche B Revolving Credit Facility in an Offshore Currency, the Agent shall determine the Advance Date Exchange Rate and the applicable Offshore Rate. Not later than 11:45 A.M. two (2) Business Days preceding the date specified for each Advance under the Tranche B Revolving Credit Facility in an Offshore Currency, the Agent shall provide the Borrower and each Lender notice by telefacsimile transmission of the Advance Date Exchange Rate applicable to such Advance, and the applicable Offshore Currency Equivalent Amount and Dollar Equivalent Amount of such Tranche B Loan or Tranche B Loans and the applicable Offshore Rate.

         (c) (i) In the case of Advances in Dollars, not later than 2:00 P.M. on the date specified for each borrowing under Section 2.1 or 2.2, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Tranche A Loan(s) or Tranche B Loan(s) to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent by 2:00 P.M. shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such day (subject to receipt by 2:00 P.M.) by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

         (ii) In the case of Advances in an Offshore Currency, not later than 10:00 A.M. (local time of the Funding Bank) on the date specified for each borrowing under Section 2.2, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Tranche B Loan(s) to be made by it on such day available to the Borrower at the applicable Funding Bank in the applicable Offshore Currency, to the account of the Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Agent to the Funding Bank of the same day or immediately preceding day but no later than 10:00 A.M. (local time of the Funding Bank), be made available in such Offshore Currency to the Borrower by delivery of the Offshore Currency Equivalent Amount of such Advance to the Borrower's account with the Funding Bank.

         (d) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Applicable Issuing Bank, and the Borrower shall not on the same day fully reimburse the Applicable Issuing Bank in respect of such drawing from other funds available to the Borrower, (i) provided that the conditions to making a Tranche B Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Applicable Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Tranche B Revolving Credit Facility in a Dollar Equivalent Amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (ii) if the conditions to making a Tranche B Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Applicable Issuing Bank) at its Principal Office in immediately available funds the purchase from the Applicable Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not on the same day reimburse the Applicable Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Applicable Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the

Dollar Equivalent Amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Applicable Issuing Bank (i) at the Principal Office in Dollars or (ii) at the applicable Funding Bank in the applicable Offshore Currency, as the case may be, and in any event, in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

         2.5. Repayment of Loans. The principal amount of each Tranche A Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Tranche A Termination Date, or earlier as specifically provided herein. The principal amount of each Tranche B Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Tranche B Termination Date, or earlier as specifically provided herein. The principal amount of any Loan may be prepaid in whole or in part on any Business Day, together with any amounts due and payable pursuant to Section 5.5, upon (a) at least three (3) Business Days' irrevocable telephonic notice in the case of each Fixed Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. and (b) irrevocable telephonic notice in the case of each Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Tranche A Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Tranche A Outstandings, or such other amount as necessary to comply with Section 2.3(a). All prepayments of Tranche B Loans made by the Borrower shall be in the Dollar Equivalent Amount of $5,000,000 or such greater Dollar Equivalent Amount which is an integral multiple of $1,000,000, or the amount equal to all Tranche B Outstandings, or such other amount as necessary to comply with Section 2.3(b).

         2.6. Reductions. (a) The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Tranche A Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Tranche A Commitment, and shall permanently reduce the Total Tranche A Commitment. Each reduction of the Total Tranche A Commitment shall be accompanied by payment of the Tranche A Loans to the extent that the Tranche A Outstandings exceeds the Total Tranche A Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         (b) The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Tranche B Commitment; provided that the Borrower may not reduce the Total Tranche B Commitment to less than the Dollar Equivalent Amount of Letter of Credit Outstandings at the time of such reduction.




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



The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Tranche B Commitment, and shall permanently reduce the Total Tranche B Commitment. Each reduction of the Total Tranche B Commitment shall be accompanied by payment of the Tranche B Loans to the extent that the Dollar Equivalent Amount of Tranche B Outstandings plus Letter of Credit Outstandings exceeds the Total Tranche B Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.7. Use of Proceeds. The proceeds of the Loans made pursuant to the Tranche A Revolving Credit Facility and the Tranche B Revolving Credit Facility hereunder shall be used by the Borrower for general working capital needs and other lawful corporate purposes, including the making of Acquisitions and Capital Expenditures permitted hereunder.

         2.8.     Notes.

         (a) Tranche A Notes. Tranche A Loans made by each Lender shall be evidenced by the Tranche A Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Tranche A Commitment, which Tranche A Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (b) Tranche B Note. Tranche B Loans made by each Lender shall be evidenced by the Tranche B Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Tranche B Commitment, which Tranche B Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                                   ARTICLE III

                                Letters of Credit

         3.1. Letters of Credit. Each Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower, or jointly for the account of the Borrower and a Designated Subsidiary, Letters of Credit upon delivery to such Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to such Issuing Bank; provided, that (i) no Issuing Bank shall be obligated to issue any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Dollar Equivalent Amount of Commercial Letter of Credit Outstandings shall not exceed the Total Commercial Letter of Credit Commitment, (iii) the Dollar Equivalent Amount of Standby Letter of
Credit Outstandings shall not exceed the Total Standby Letter of Credit Commitment, and (iv) no Letter of Credit shall be issued if, after giving effect thereto, (a) the Dollar Equivalent Amount of Letter of Credit Outstandings plus Tranche B Outstandings shall exceed the Total Tranche B Commitment or (b) the Dollar Equivalent Amount of Tranche B Outstandings in Offshore Currencies plus Letter of Credit Outstandings in Offshore Currencies shall exceed the Total Offshore Currency Sublimit. Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Applicable Issuing Bank three Business Days prior to the proposed Date of Issuance; provided, however, that if a request is received via the Applicable Issuing Bank's electronic letter of credit system on any Business Day, such Letter of Credit shall be issued on the next succeeding Business Day on or prior to the hour the request was received on the preceding Business Day. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Tranche B Stated Termination Date; provided, however, that Commercial Letters of Credit may have an expiration date of up to 120 days after the Tranche B Stated Termination Date so long as the Borrower shall, on the Tranche B Stated Termination Date, deposit cash with the Agent in the Dollar Equivalent Amount of the Commercial Letter of Credit Outstandings as collateral security for the repayment of any future drawings or repayments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement.

         3.2.     Reimbursement and Participations.

                  (a) The Borrower hereby unconditionally agrees to pay to the Applicable Issuing Bank immediately on demand at the office of the Applicable Issuing Bank, in the case of Letters of Credit issued in Dollars, and at the Funding Bank, in the case of Letters of Credit issued in an Offshore Currency, all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit (which shall include Advances under the Tranche B Revolving Credit Facility if permitted by Section 2.2) and all reasonable expenses incurred by the Applicable Issuing Bank in connection with the Letters of Credit issued by it, and in any event and without demand to place in possession of the Applicable Issuing Bank (which shall include Advances under the Tranche B Revolving Credit Facility if permitted by Section 2.2) sufficient funds to pay all debts and liabilities arising under any Letter of Credit issued by such Issuing Bank. Each Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Applicable Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Applicable Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Applicable Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.4(d), amounts shall be paid first pursuant to Advances under the Tranche B Revolving Credit Facility. The Borrower agrees to pay the Applicable Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

                  (b) Each Issuing Bank shall immediately notify the Agent of any Letter of Credit issued by such Issuing Bank. In accordance with the provisions of Section 2.4(d), the Applicable Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Applicable Issuing Bank of such drawing.

                  (c) Each Lender (other than the Applicable Issuing Bank) shall automatically acquire on the date of issuance thereof, or with respect to Existing Letters of Credit on the Closing Date, a Participation in the liability of the Applicable Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Applicable Issuing Bank under Section 3.2(a), each Lender (other than the Applicable Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Applicable Issuing Bank, its Applicable Commitment Percentage of the liability of the Applicable Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.4(c).

                  (d) Simultaneously with the making of each payment by a Lender to the Applicable Issuing Bank pursuant to Section 2.4(c)(ii), such Lender shall, automatically and without any further action on the part of the
Applicable Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Agent for the account of the Applicable Issuing Bank pursuant to
Section 2.4(c) and Section 3.2(c), and the right of the Applicable Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Applicable Issuing Bank from the Borrower, the Applicable Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (e) Promptly following the end of each week, each Issuing Bank shall deliver to the Agent a notice describing the aggregate daily undrawn amount of all Letters of Credit for each day of such week, including, with respect to each Letter of Credit issued in an Offshore Currency the date of issuance thereof and the applicable Offshore Currency. The Agent shall deliver to each Lender a report on a monthly basis of the aggregate Letter of Credit Outstandings at the end of each month. Upon the request of any Lender from time to time, the Applicable Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (f) The issuance by the Applicable Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Applicable Issuing Bank consistent with the then current practices and procedures of the Applicable Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Applicable Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained and to the extent any such conflict exists, the terms of this Agreement shall govern. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Applicable Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98", or any subsequent amendment or revision of either thereof.

                  (g) The Borrower agrees that the Applicable Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (h) Without  limiting  the  generality  of the  provisions  of
Section 12.9, the Borrower hereby agrees to indemnify and hold harmless the Applicable Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Applicable Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Applicable Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Applicable Issuing
Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or
(ii) caused by the failure of the Applicable Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Tranche B Termination Date and expiration or termination of this Agreement.

                  (i) Without limiting Borrower's rights as set forth in Section 3.2(h), the obligation of the Borrower to immediately reimburse the Applicable Issuing Bank for drawings made under Letters of Credit and the Applicable Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of  validity  or  enforceability  of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any  amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents;

                           (iii) the  existence  of any claim,  setoff,  defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute  between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient (except any draft, statement or other document which is insufficient on its face) in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

                                   ARTICLE IV

         Offshore and Eurodollar Funding, Fees, and Payment Conventions

         4.1. Utilization of Offshore Currencies. (a) Each request for a Tranche B Loan or Letter of Credit in an Offshore Currency shall constitute the Borrower's request for (i) a Tranche B Loan or Letter of Credit, as the case may be, of the Dollar Equivalent Amount of the amount of the Offshore Currency specified in such Borrowing Notice or request for a Letter of Credit and (ii) such Tranche B Loan or Letter of Credit, as the case may be, to be made available by the Lenders or the applicable Issuing Bank, as the case may be, to or for the account of the Borrower in the Offshore Currency Equivalent Amount of such Dollar Equivalent Amount. The principal amount outstanding on any Tranche B Loan made in an Offshore Currency shall be recorded in the Agent's records in Dollars as if the Tranche B Loan had initially been made in Dollars, in the Dollar Equivalent Amount of such Tranche B Loan, as reduced from time to time by the Dollar Equivalent Amount of any principal payments with respect to such Tranche B Loan. The principal amount outstanding on any Letter of Credit issued in an Offshore Currency shall be recorded in the Applicable Issuing Bank's records in Dollars as if the Letter of Credit had been issued in Dollars in the Dollar Equivalent Amount of such Letter of Credit, as such amount may be adjusted as provided in the definition of "Advance Date Exchange Rate". For the purposes of determining the maximum amount of Tranche B Outstandings hereunder, it is intended by the parties that all Tranche B Loans shall be the functional equivalent of Tranche B Loans made and repaid in Dollars and shall be included in such determination based on their Dollar Equivalent Amount as determined from time to time as set forth herein. For the purposes of determining the maximum amount of Letter of Credit Outstandings and Tranche B Outstandings hereunder, it is intended by the parties that all Letters of Credit shall be the functional equivalent of Letters of Credit made and repaid in Dollars and shall be included in such determination based on their Dollar Equivalent Amount as determined from time to time as set forth herein. It is recognized that some Lenders may elect to record Offshore Rate Loans in Offshore Currencies. The Agent shall maintain records (which records, with respect to Letters of Credit, shall be based upon information furnished to the Agent by the Issuing Banks) sufficient to identify at any time (i) the Advance Date Exchange Rate with respect to, and Dollar Equivalent Amount of, each Tranche B Loan and each Letter of Credit issued in an Offshore Currency and (ii) the portion of Tranche B Outstandings attributable to each Advance.

         (b) The Borrower may elect to Continue an Offshore Rate Loan pursuant to the terms of Section 4.3(b) and subject to the conditions set forth in this
Section 4.1(b). In the event an Offshore Rate Loan is Continued, such election to Continue the Offshore Rate Loan shall be treated as an Advance and the Agent shall notify the Borrower and the Lenders of the new Advance Date Exchange Rate (determined as provided in the definition thereof), the Interest Period and the rate for such Continued Offshore Rate Loan. The Lenders shall each be deemed to have made an Advance to the Borrower of its Applicable Commitment Percentage of each Tranche B Loan in an Offshore Currency and the Agent shall apply the new Advance Date Exchange Rate for such new Interest Period to such Continued Offshore Currency Equivalent Amount to determine the new Dollar Equivalent Amount of such Tranche B Loan and shall adjust its books and the Tranche B Outstandings. In the event that such adjustment with respect to a Continued Tranche B Loan would cause (i) the total Dollar Equivalent Amount of Tranche B Outstandings plus Letter of Credit

Outstandings to exceed the Total Tranche B Commitment or (ii) the total Dollar Equivalent Amount of Tranche B Loans in Offshore Currencies plus Letters of Credit issued in Offshore Currencies to exceed the Total Offshore Currency Sublimit, the Borrower shall, immediately on the effective date of such Continuation, repay (a "Rate Adjustment Payment") the portion of such Tranche B Loan (applying the new Advance Date Exchange Rate) necessary to ensure that, giving effect to the Continuation of the Tranche B Loan, (x) the Dollar Equivalent Amount of all Tranche B Outstandings plus Letter of Credit Outstandings does not exceed the Total Tranche B Commitment and (y) the Dollar Equivalent Amount of all Tranche B Outstandings in Offshore Currencies plus Letters of Credit in Offshore Currencies does not exceed the Total Offshore Currency Sublimit; provided, however, that the Borrower shall not be required to pay any additional compensation pursuant to Section 5.5 with respect to a Rate Adjustment Payment if such Rate Adjustment Payment is made immediately on the effective date of the Continuation giving rise to such Rate Adjustment Payment and no notice of such Rate Adjustment Payment shall be required. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or Continuation of an Offshore Rate Loan by the time prescribed in Section 2.4(a) or 4.3(b), as applicable, the Borrower shall be deemed to have elected to repay such Offshore Rate Loan and if such Offshore Rate Loan is not repaid on the last day of the applicable Interest Period, together with accrued interest thereon, such Offshore Rate Loan shall be converted to a Base Rate Loan in the Dollar Equivalent Amount of such Offshore Rate Loan. The Borrower shall not be entitled to elect to Continue any Offshore Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         (c) In the event a Letter of Credit issued in an Offshore Currency is for a term exceeding three (3) months, the Dollar Equivalent Amount of the corresponding Letter of Credit Outstandings shall be recalculated as of the last Business Day of each fiscal quarter of the Borrower and the Agent shall notify the Borrower and the Lenders of the new Advance Date Exchange Rate (determined as provided in the definition thereof) for such Letter of Credit. The Agent shall apply the new Advance Date Exchange Rate to determine the new Dollar Equivalent Amount of such Letter of Credit and shall adjust its books and the Letter of Credit Outstandings. In the event that such adjustment with respect to a Letter of Credit causes (x) the Dollar Equivalent Amount of Letter of Credit Outstandings plus Tranche B Outstandings to exceed the Total Tranche B Commitment or (y) the Dollar Equivalent Amount of Tranche B Outstandings in Offshore Currencies plus Letter of Credit Outstandings in Offshore Currencies to exceed the Total Offshore Currency Sublimit, the Borrower shall immediately make such payments and prepayments of Tranche B Loans as shall be necessary to comply with the terms of Section 2.3(b). In the event that such adjustment with respect to a Letter of Credit does not violate either of the foregoing clauses (x) and
(y) but does cause (i) the total Dollar Equivalent Amount of Standby Letters of Credit to exceed the Total Standby Letter of Credit Commitment, or (ii) the total Dollar Equivalent Amount of Commercial Letters of Credit to exceed the Total Commercial Letter of Credit Commitment, the Borrower shall immediately deposit cash with the Agent in the Dollar Equivalent Amount of Letter of Credit Outstandings which violate either of the foregoing clauses (i) or (ii) as collateral security for the repayment of any future drawings or repayments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement.

         (d) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for Indebtedness of the Borrower to the Lenders (including the Issuing Banks) under or pursuant to this Agreement or (ii) each Lender's Tranche B Commitment, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Agent shall immediately, upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable amount in the Euro unit as the Agent may determine based on the applicable exchange rate of such national currency for the Euro.

         (e) The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the Euro to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the Euro. The Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Borrower or Lenders to the extent such modifications are not materially disadvantageous to the Borrowers and the Lenders, upon notice thereto.

         4.2. Interest Rate Options. Loans denominated in Dollars may be Base Rate Loans or Eurodollar Rate Loans. Tranche B Loans denominated in an Offshore Currency shall be limited to Offshore Rate Loans. Fixed Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect (i) in the case of Loans made in Dollars, the Type of Loan (subject to the first sentence of this Section 4.2), (ii) in the case of Fixed Rate Loans, the duration of the initial and any subsequent Interest Periods and
(iii) to Convert or Continue Loans made in Dollars in accordance with Sections 2.4(a) and 4.3, as applicable (Tranche B Loans made in Offshore Currencies being subject to Section 4.1(b)); provided, however, (a) there shall not be outstanding at any one time Fixed Rate Loans having more than ten (10) different Interest Periods, (b) no Eurodollar Rate Loan under the Tranche A Revolving Credit Facility shall have an Interest Period that extends beyond the Tranche A Stated Termination Date and (c) no Fixed Rate Loan under the Tranche B Revolving Credit Facility shall have an Interest Period that extends beyond the Tranche B Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Base Rate Loan to a Eurodollar Rate Loan or Continuation of a Fixed Rate Loan by the time prescribed by Sections 2.4(a) and 4.3, as applicable, (x) in the case of Loans that are denominated in Dollars, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 4.3 and (y) in the case of Offshore Rate Loans, Section 4.1(b) shall apply. The Borrower shall not be entitled to elect or Continue any Loan as or Convert any Loan into a Fixed Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         4.3. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of "Interest Period" and in
Section 4.2 and Article V, the Borrower may:

         (a) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 11:00 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

         (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable on or before 11:00 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                  (i) elect a subsequent Interest Period for any Fixed Rate Loan to begin on the last day of the then current Interest Period for such Fixed Rate Loan (subject to Section 4.1 with respect to any Offshore Rate Loan); or

                  (ii) Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Fixed Rate Loan affected, the Type of Loan, and, if a Continuation as or Conversion into a Fixed Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 3:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         4.4. Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Loan, commencing on the first date of such Loan until such Loan shall be repaid, at the applicable Base Rate or Fixed Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each January, April, July and October, commencing on October 31, 1999, until the Tranche A Termination Date in the case of Tranche A Loans and the Tranche B Termination Date in the case of Tranche B Loans, at which date the entire principal amount of and all accrued interest on the Loans shall be paid in full, (b) in the case of any Fixed Rate Loan, on last day of the applicable Interest Period for such Fixed Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the related Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         4.5. Prepayments of Fixed Rate Loans. Other than a Rate Adjustment Payment made on the applicable date of Continuation pursuant to Section 4.1, whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any

Fixed Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Fixed Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by
Section 5.5.

         4.6. Manner of Payment. (a) The principal amount of Outstandings shall be due and payable to the Agent for the benefit of each Lender in full on the Tranche A Termination Date in the case of Tranche A Loans and the Tranche B Termination Date in the case of Tranche B Loans and Letters of Credit or earlier as specifically provided herein. Such principal amount shall be recorded in Dollars as set forth in Section 4.1. The repayment of such principal amount shall be made in Dollars if the Loan was made in Dollars. If the Loan was made in an Offshore Currency, the portion of the Outstandings attributable to each Advance (or the Continuation thereof) shall be repaid in the same Offshore Currency as such Advance. If the Letter of Credit was issued in an Offshore Currency, the Reimbursement Obligations arising thereunder shall be repaid in the same Offshore Currency in which such Letter of Credit was issued and drawings thereunder were made. Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Applicable Issuing Bank or the Agent with respect to any Loan, Letter of Credit, or Reimbursement Obligation, shall be made to the Agent (i) in the case of Loans made in Dollars, at the Principal Office in Dollars, (ii) in the case of Letters of Credit issued in Dollars, at the office of the Applicable Issuing Bank in Dollars and (iii) in the case of Loans made or Letters of Credit issued in Offshore Currencies, in the same Offshore Currency at the applicable Funding Bank, in each case, in immediately available funds without condition or deduction or for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. (local time for the Funding Bank in the case of Loans made or Letters of Credit issued in Offshore Currencies) on the date such payment is due. The Borrower shall give the Agent not less than one (1) Business Day prior written notice of any payment of principal, such notice to be given prior to 11:00 A.M. and to specify the date such payment will be made and the Loan to which payment relates. In the case of Loans made in Dollars, the Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

         (b) Any payment made by or on behalf of the Borrower that is not made both (i) in Dollars in the case of Loans made and Letters of Credit issued in Dollars or in the required Offshore Currency in the case of Loans made and Letters of Credit issued in an Offshore Currency, and in immediately available funds and (ii) prior to 12:30 P.M. (local time for the Funding Bank in the case of Loans made or Letters of Credit issued in Offshore Currencies) on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (x) the time such funds become available funds and (y) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (A) the date such funds become available funds or (B) the next Business Day.

         (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Tranche A Termination Date in the case of Tranche A Loans and the Tranche B Termination Date in the case of Tranche B Loans or Letters of Credit.

         4.7. Fees. (a) Tranche A Facility Fee. For the period beginning on the Closing Date and ending on the Tranche A Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a Tranche A facility fee equal to the Applicable Tranche A Facility Fee multiplied by the Total Tranche A Commitment. Such fees shall be due in arrears on the last Business Day of each January, April, July and October commencing October 31, 1999 to and on the Tranche A Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Tranche A Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

         (b) Tranche B Facility Fee. For the period beginning on the Closing Date and ending on the Tranche B Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a Tranche B facility fee equal to the Applicable Tranche B Facility Fee multiplied by the average daily amount by which the Total Tranche B Commitment exceeds Commercial Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each January, April, July and October commencing October 31, 1999 to and on the Tranche B Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Tranche B Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

         (c) Commercial Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the average daily aggregate amount available to be drawn on each outstanding Commercial Letter of Credit at a rate equal to the Applicable Commercial Letter of Credit Fee. Such fees shall be due with respect to each Commercial Letter of Credit quarterly in arrears on the last day of each January, April, July and October, the first such payment to be made on the first such date occurring after the date of issuance of a Commercial Letter of Credit.

         (d) Standby Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the average daily aggregate amount available to be drawn on each outstanding Standby Letter of Credit at a rate equal to the Applicable Standby Letter of Credit Fee. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each January, April, July and October, the first such payment to be made on the first such date occurring after the date of issuance of a Standby Letter of Credit.

         (e) Letter of Credit Fronting and Administrative Fees. The Borrower shall pay to the Applicable Issuing Bank a fronting fee of 0.125 percent per annum (0.125%) on the aggregate amount available to be drawn on each outstanding Standby Letter of Credit, such fee to be payable quarterly in arrears with respect to each Standby Letter of Credit on the dates established in Section 4.7(d) for the payment of Letter of Credit facility fees with respect to such Standby Letter of Credit. The Borrower shall also pay to each Applicable Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Applicable Issuing Bank and the Borrower shall agree from time to time.

         (f) Agent Fees. The Borrower agrees to pay to the Agent, for the Agent's individual account, an annual Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Agent in writing.

         4.8. Pro Rata Payments. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in Section 4.7(a), (b), (c) and (d), and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly, and in no event later than two (2) Business Days following receipt thereof, distribute to the Lenders in immediately available funds payments received in fully collected immediately available funds from the Borrower.

         4.9. Computation of Rates and Fees. Except as may be otherwise expressly provided, (a) interest on Base Rate Loans shall be computed on the basis of a year of 365/366 days and calculated for the actual of days elapsed and (b) all other interest rates (including each Fixed Rate and the Default
Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.10. Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender with respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Tranche A Commitment, Tranche B Commitment, Commercial Letter of Credit Commitment or Standby Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.11, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance (together with interest thereon as provided in clause
(ii)) until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Applicable Issuing Bank, such Lender shall pay to the Applicable Issuing Bank, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Applicable Issuing Bank.

         4.11. Intraday Funding. Without limiting the provisions of Section 4.10, unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate.

                  (ii) if any Lender failed to made such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.10. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE V

                             Change in Circumstances

         5.1.     Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Issuing Bank (or their respective Applicable Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                         (i) shall subject such Lender or Issuing Bank (or their respective Applicable Lending Offices) to any tax, duty, or other charge with respect to any Fixed Rate Loans, its Note, or its obligation to make Fixed Rate Loans, or its obligation to participate in any Offshore Letters of Credit, or in the case of any Issuing Bank, its obligation to issue or maintain any Offshore Letter of Credit or of funding any drawing under any Offshore Letter of Credit, or change the basis of taxation of any amounts payable to such Lender or Issuing Bank (or their respective Applicable Lending Offices) under this Agreement or its Note in respect of any Fixed Rate Loans or its obligation to participate in any Offshore Letters of Credit, or in the case of any Issuing Bank, its obligation to issue or maintain any Offshore Letter of Credit or of funding any drawing under any Offshore Letter of Credit (other than taxes imposed on the overall net income or gross receipts of such Lender or Issuing Bank by the jurisdiction in which such Lender or Issuing Bank has its principal office or such Applicable Lending Office);

                        (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate and the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender or Issuing Bank (or their respective Applicable Lending Offices), including the Tranche A Commitment and the Tranche B Commitment of such Lender hereunder; or

                       (iii) shall impose on such Lender or Issuing Bank (or their respective Applicable Lending Offices) or on the London (or other applicable offshore) interbank market any other condition affecting this Agreement or its Note or any Offshore Letter of Credit or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Bank (or their respective Applicable Lending Offices) of making,
Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender or Issuing Bank (or their respective Applicable Lending Offices) under this Agreement or its Note with respect to any Fixed Rate Loans or any Offshore Letters of Credit, then the Borrower shall pay to such Lender or Issuing Bank on demand such amount or amounts as will compensate such Lender or Issuing Bank for such increased cost or reduction; provided, that the Borrower shall not be obligated to reimburse any Lender or Issuing Bank for any cost incurred pursuant to this
Section 5.1 more than 120 days prior to notice to the Borrower of the incurrence of such cost except that if any change or compliance requirement described in this Section 5.1 shall have a retroactive application, the Borrower shall be obligated to make such reimbursement with respect to such retroactive effect, if such Lender shall give the Borrower notice thereof within 30 days of such Lender's having notice thereof. If any Lender or Issuing Bank requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender or such Issuing Bank (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable) and suspend the obligation of such Issuing Bank to issue Offshore Letters of Credit with respect to which compensation is requested;
provided that no such suspensions shall affect the right of such Lender or Issuing Bank to receive the compensation so requested.

         (b) If, after the date hereof, any Lender or Issuing Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank as a consequence of such Lender's or Issuing Bank's obligations hereunder to a level below that which such Lender, Issuing Bank or corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such reduction.

         (c) Each Lender and Issuing Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or such Issuing Bank to compensation pursuant to this Section 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or such Issuing Bank, be otherwise disadvantageous to it. Any Lender or Issuing Bank claiming compensation under this Section 5.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender or Issuing Bank may use any reasonable averaging and attribution methods.

         5.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Fixed Rate will not adequately and fairly reflect the cost to the Lenders of funding Fixed Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or Issuing Bank or their respective Applicable Lending Offices to make, maintain, or fund Fixed Rate Loans hereunder or for any Issuing Bank to issue or maintain any Offshore Letters of Credit or of funding any drawing under any Offshore Letter of Credit, then such Lender or Issuing Bank shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Fixed Rate Loans and to Convert other Types of Loans into Fixed Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Fixed Rate Loans (in which case the provisions of Section 5.4 shall be applicable) and such Issuing Bank's obligation to issue any such Offshore Letters of Credit shall be suspended until such time as such Issuing Bank may again issue and maintain such Offshore Letters of Credit affected by such illegality.

         5.4. Treatment of Affected Loans. If the obligation of any Lender to make a Fixed Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.1 or
5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans in the Dollar Equivalent Amount of such Affected Loans on the last day(s) of the then current Interest
Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically
(i) in the case of Affected Loans originally made in Dollars, Converted and (ii) in the case of Affected Loans originally made in an Alternative Currency, converted into the Alternative Currency Equivalent Amount, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, currency denomination and Interest Periods) in accordance with their respective Tranche A Commitments and Tranche B Commitments.

         5.5. Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Fixed Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Article VI to be satisfied) to borrow, Convert, Continue, or prepay a Fixed Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         5.6. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income or its receipts, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the termination of the Tranche A Commitments and the Tranche B Commitments and the payment in full of the Notes.

                                   ARTICLE VI

            Conditions to Making Loans and Issuing Letters of Credit

         6.1. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Tranche A Revolving Credit Facility and the Tranche B Revolving Credit Facility, and of the Issuing Banks to issue any
Letter of Credit (other than Existing Letters of Credit), is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent, the following:

                            (i) executed  originals  of each of this  Agreement,
                  the Notes, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable  written  opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Borrower dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit G;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of the Borrower, certified by the secretary or assistant secretary of the Borrower;

                           (v) the Organizational Documents of the Borrower certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of the Borrower certified as
                  of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificate issued as of a recent date by the Secretary of State of the jurisdiction of formation of the Borrower as to the due existence and good standing of the Borrower;

                           (viii)   notice  of   appointment   of  the   initial
                  Authorized Representative(s);

                           (ix) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 9.1(a) through 9.1(c) as of the end of the fiscal quarter most recently ended prior to the Closing Date, substantially in the form of Exhibit H;

                           (x) an initial  Borrowing  Notice,  if any,  and,  if
                  elected by the Borrower, Interest Rate Selection Notice;

                           (xi) a certificate of an Authorized Representative as
                  to the occurrence or truthfulness, as applicable, of the matters set forth in Section 6.1(b);

                           (xii) evidence that all notices  required to be given
                  to terminate the Existing Credit Agreement in accordance with its terms have been delivered;

                           (xiii) evidence of repayment of all amounts due under
                  the Existing Credit Agreement as of the Closing Date (other than the Existing Letters of Credit);

                           (xiv) evidence of termination of the Existing  Credit
                  Agreement;

                           (xv) evidence that all fees payable by the Borrower on the Closing Date to the Agent, BAS and the Lenders have been paid in full;

                           (xvi) such other documents, instruments, certificates
                  and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b) Each of the following shall have occurred or be true, in the good faith judgment of the Agent and the Lenders:

                            (i) there shall not have occurred or become known to
                  the Agent or the Lenders any event, condition, situation or status since April 30, 1999 that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation,  action,  suit,  investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect;

                           (iii) the Borrower shall have received all approvals,
                  consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which the Borrower is a party or by which it or its properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect;

                           (iv) the Borrower shall have paid in full all amounts
                  owing under the Existing Credit Agreement and all obligations related thereto (other than the Existing Letters of Credit);

                           (v) the Agent and the Lenders shall have received and
                  reviewed, with results satisfactory to the Agent and the Lenders, information confirming that (a) the Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower and its Subsidiaries as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of the Borrower and its Subsidiaries to successfully address the Year 2000 Problem and (b) the Borrower's and its Subsidiaries' material computer applications and those of its material vendors and customers will, not later than October 31, 1999, adequately address the Year 2000 Problem in all material respects.

         6.2. Conditions of Loans and Letters of Credit. The obligations of the Lenders to make any Loans, and the Issuing Banks to issue Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received a Borrowing Notice if required by Article II;

                  (b) the representations and warranties of the Borrower set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.5(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 7.5(a) but not for the purpose of any cross reference to such Section 7.5(a) or to the financial statements described therein contained in any other provision of Section 7.5 or elsewhere in Article
         VII) to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower and the Designated Subsidiary, if applicable, shall have executed and delivered to the Applicable Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Applicable Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default specified in Article X shall have occurred and be continuing; and

                  (e)      immediately after giving effect to:

                           (i) a Tranche A Loan, the aggregate principal balance
                  of all outstanding Tranche A Loans for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Tranche A Commitment or (Y) the Total Tranche A Commitment;

                           (ii) a Tranche B Loan, the Dollar  Equivalent  Amount
                  of the aggregate principal balance of all outstanding Tranche B Loans for each Lender shall not exceed such Lender's Tranche B Commitment;

                           (iii) a Commercial Letter of Credit or renewal thereof, the Dollar Equivalent Amount of the aggregate principal balance of all outstanding Participations in
                  Commercial Letters of Credit and the related Reimbursement Obligations (or in the case of the Applicable Issuing Bank, its remaining interest after deduction of all Participations in Commercial Letters of Credit and the related Reimbursement Obligations) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Commercial Letter of Credit Commitment or (Y) the Total Commercial Letter of Credit Commitment;

                           (iv) a Standby  Letter of Credit or renewal  thereof,
                  the Dollar Equivalent Amount of the aggregate principal balance of all outstanding Participations in Standby Letters of Credit and the related Reimbursement Obligations (or in the case of the Applicable Issuing Bank, its remaining interest after deduction of all Participations in Standby Letters of Credit and the related Reimbursement Obligations) for each Lender and in the aggregate shall not exceed, respectively,
                  (X) such Lender's Standby Letter of Credit Commitment or (Y) the Total Standby Letter of Credit Commitment;

                           (v) a Tranche B Loan or a Letter of Credit or renewal
                  thereof, the sum of the Dollar Equivalent Amount of Letter of Credit Outstandings plus the Dollar Equivalent Amount of Tranche B Outstandings shall not exceed the Total Tranche B Commitment;

                           (vi) a Tranche B Loan or a Letter of Credit denominated in an Offshore Currency, the Dollar Equivalent Amount of Outstandings in Offshore Currencies shall not exceed the Total Offshore Currency Sublimit.

                                   ARTICLE VII

                         Representations and Warranties

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         7.1.     Organization and Authority.

                  (a) The Borrower and each Material Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Material Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

                  (d) When executed and delivered, each of the Loan Documents to which the Borrower is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         7.2. Loan Documents. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of the Borrower required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or its properties, or (iii) the Organizational Documents or Operating Documents of the Borrower;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which the Borrower is a party, or by which the properties or assets of the Borrower are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary.

         7.3. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.3 and additional Subsidiaries created or acquired after the Closing Date; Schedule 7.3 identifies the Material Subsidiaries, states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.3, free and clear of any Lien.

         7.4. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 7.3, equity investments in Persons not constituting Subsidiaries permitted under Section 9.6 and additional Subsidiaries created or acquired after the Closing Date.

         7.5.     Financial Condition.

                  (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at April 30, 1999, and the notes thereto and the related consolidated statements of earnings, shareowners' equity and cash flows for the Fiscal Year then ended as examined and certified by PriceWaterhouseCoopers LLP. Except as set forth therein, such financial statements (in cluding the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in its shareowners' equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis;

                  (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 7.5(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
         Section 8.1(a) hereof, there has been no event, condition, failure of condition or occurrence which could reasonably be likely to have a Material Adverse Effect; and

                  (c) except as set forth in the financial statements referred to in Section 7.5(a) or in Schedule 7.5 or permitted by Section 9.4, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness,

         Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         7.6. Title to Properties. The Borrower and each of its Material Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.6 and Liens permitted by Section 9.3.

         7.7. Taxes. Except as set forth in Schedule 7.7, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.5(a) or Sections 8.1(a) or (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         7.8.     Other Agreements.  Neither the Borrower nor any Subsidiary is

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         7.9. Litigation. Except as set forth in Schedule 7.9, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Material Subsidiary or affecting the Borrower or any Material Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect.

         7.10. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement as a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 221) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities




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Exchange Act of 1934, as amended,  or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         7.11. Investment Company. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         7.12. Patents, Etc. The Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

         7.13. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         7.14. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship among the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         7.15.    Employee Benefit Plans.

                  (a) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment




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         period as defined in  Section  401(b) of the Code has not yet  expired.
         Each  Employee  Benefit  Plan that is  intended to be  qualified  under
         Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has
         received  the  required   approvals  by  any   Governmental   Authority
         regulating such Employee  Benefit Plan. No material  liability has been
         incurred  by  the  Borrower  or  any  ERISA   Affiliate  which  remains
         unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan which would reasonably be likely to result in a Material Adverse Effect, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules; and





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





                  (f) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         7.16. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         7.17. Environmental Laws. Except as listed on Schedule 7.17, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on
Schedule 7.17, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         7.18. Employment Matters. Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         7.19. Year 2000 Compliance. The Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will not later than October 31, 1999 be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.





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



         7.20. Material Subsidiaries. The Borrower and its Material Subsidiaries together account for more than 85% of each of (a) the sum of all assets (valued at the greater of book or fair market) of the Borrower and its Subsidiaries as of the end of the most recently completed fiscal quarter, and (b) the Consolidated Net Income of the Borrower and its Subsidiaries, as of the end of the most recently completed fiscal quarter, for the immediately preceding Four-Quarter Period.

         7.21. Insurance. The Borrower and each of its Material Subsidiaries maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in similar locations.




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                                  ARTICLE VIII

                              Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         8.1. Financial Reports, Etc. (a) As soon as practical and in any event within 120 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of earnings, shareowners' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of PriceWaterhouseCoopers LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.1(a) through 9.1(c), which certificate shall be in the form of Exhibit H;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of earnings, shareowners' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 7.5(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

         (c) together with each delivery of the financial statements required by
Section 8.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) together with each delivery of the financial statements required by
Section 8.1(a)(i), deliver to the Agent and each Lender, a consolidating summary of business unit sales,




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



operating income, assets and investments of the Borrower and its Material Subsidiaries prepared by an Authorized Representative in form acceptable to the Agent;

         (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

         (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

         Without limitation of the terms of Section 12.16 hereof, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         8.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any

Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

         8.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers, or, in the alternative, maintain appropriate reserves if self- insuring, against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-
insured for workers' compensation purposes) and against loss by reason of business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Agent.

         8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         8.7. Year 2000 Compliance. The Borrower will promptly notify the Agent and the Lenders in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         8.8. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and, in the presence of an officer or agent of the Borrower, its independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         8.9. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         8.10. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.





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         8.11.  Covenants  Extending  to  Other  Persons.   Cause  each  of  its
Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.2 through 8.10, and 8.20 inclusive.

         8.12. Officer's Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         8.13. Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $2,000,000 not otherwise covered by insurance, deliver to the Agent within five Business Days written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         8.14. Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials; which, in each of the foregoing cases, could reasonably be expected to result in an aggregate liability greater than $2,000,000.

         8.15. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, (a) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or (b) satisfy such liability or (c) contest such liability in good faith by appropriate proceedings diligently conducted and maintain adequate reserves or other appropriate provisions in accordance with GAAP with respect to such liability.






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         8.16.    Employee Benefit Plans.

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (b) the commencement of contributions in a material amount to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         8.17. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

         8.18. Notices Regarding Material Subsidiaries. Promptly from time to time, upon request of the Agent, deliver to the Agent a written report of any change in the list of Material




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Subsidiaries  set forth on Schedule 7.3 or any change in the  designation of any
Subsidiary as or to a "Material Subsidiary".





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                                   ARTICLE IX

                               Negative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         9.1.     Financial Covenants.

         (a) Consolidated Shareholders' Equity. Permit Consolidated Shareholders' Equity to be less than (i) $379,000,000 at April 30, 1999 and (ii) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Shareholders' Equity required to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding fiscal quarter, plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments.

         (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Four-Quarter Period to be greater than 3.50 to 1.00.

         (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Four-Quarter Period to be less than
2.25 to 1.00.

         9.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the board of directors or other managing body of the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) the Person acquired shall be a Wholly-owned Subsidiary, or be merged into the Borrower or a Subsidiary (with the Borrower or such Subsidiary surviving), or be merged with a Subsidiary and such Person survives as a Subsidiary, subject to compliance with
Section 9.7(ii), immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Wholly-owned Subsidiary).

         9.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than





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                  (a) Liens  existing  as of the date hereof and as set forth in
         Schedule 7.6;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

                  (f) Liens of or resulting from any judgment or award, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and any pledges or deposits for the purpose of securing such appeal or stay; provided that the aggregate amount secured by such Liens, pledges and deposits does not at any time exceed $10,000,000;

                  (g) Liens,  mortgages,  conditional sales contracts,  security interests or other arrangements for the retention of title (including Capital Leases) incurred after the Closing Date and given to secure the payment of the purchase price incurred in connection with the acquisition or construction of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of




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



         Acquisition by the Borrower or a Subsidiary of any Person then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such Acquisition; provided that (i) the Lien or charge shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Borrower), and (iii) all such Indebtedness shall have been incurred within the applicable limitations of Section 9.4; and

                  (h) Liens incurred by the Borrower or any Subsidiary in addition to those described in clauses (a) through (g) above; provided that (i) the aggregate amount of all Indebtedness secured by Liens pursuant to this clause (h) shall not at any time exceed 3% of Consolidated Net Tangible Assets, and (ii) all such Indebtedness shall have been incurred within the applicable limitations of Section 9.4;

         9.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Borrower, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 7.5; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b)  Indebtedness   owing  to  the  Agent  or  any  Lender  in
         connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (d) unsecured Indebtedness (excluding reimbursement obligations in respect of letters of credit) of the Borrower that is pari passu with, or subordinate in right of payment to, the Obligations; provided that at the time of creation, assumption or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

                  (e) unsecured Indebtedness (excluding reimbursement obligations in respect of letters of credit) of any Subsidiary; provided that at the time of creation, assumption or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing; and provided, further that the aggregate amount of such Indebtedness at any time outstanding




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



         (including such Indebtedness existing as of the Closing Date) shall not exceed 20% of Consolidated Tangible Net Worth;

                  (f) Indebtedness in respect of Capital Leases and purchase money Indebtedness (other than such Indebtedness falling within clause
         (i) below) not to exceed the Dollar Equivalent Amount of $50,000,000 in the aggregate at any one time outstanding;

                  (g) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Wholly-owned Subsidiary to the Borrower or any Wholly-owned Subsidiary, provided that such intercompany
         Indebtedness of the Borrower is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

                  (h) unsecured reimbursement obligations (including commercial letters of credit which are secured by documents) in respect of any surety bonds and letters of credit (other than any Letter of Credit) so long as the sum of (x) the maximum Dollar Equivalent Amount that thereafter could be drawn under such letters of credit (other than Letters of Credit) plus (y) the aggregate Dollar Equivalent Amount drawn but not unreimbursed with respect to all such letters of credit does not exceed a Dollar Equivalent Amount of $20,000,000; and

                  (i) Indebtedness secured by Liens permitted by Section 9.3(g) so long as the aggregate amount of such Indebtedness at any time outstanding shall not exceed 15% of Consolidated Net Tangible Assets.

         9.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than:

                   (a) dispositions of inventory and accounts receivable in the ordinary course of business. For the purposes of this Section 9.5(a) the sale or discount of any receivable for fair value consistent with industry custom and without recourse shall be deemed to be "in the ordinary course of business";

                  (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary;

                  (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 9.7;

                  (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries;




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



                  (e) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Borrower or any Wholly-owned Subsidiary; and

                   (f) the Borrower or any Subsidiary may sell, lease or otherwise dispose of assets for fair value if such assets (valued at the greater of book or fair market), when added to all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries (other than in the ordinary course of business) during the term of this Agreement, do not exceed 20% of the consolidated assets of the Borrower and its Subsidiaries (determined as of the end of the fiscal quarter most recently ended prior to the Closing Date in accordance with GAAP), and also do not contribute more than 20% of the consolidated gross revenues of the Borrower and its Subsidiaries (determined as of the end of the Four-Quarter Period most recently ended prior to the Closing Date in accordance with GAAP); and

                  (g) sales of accounts receivable in connection with Permitted Receivables Securitizations.

         9.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

                  (a) securities of any Person acquired in an Acquisition permitted hereunder;

                  (b) Eligible Securities;

                  (c) investments existing as of the date hereof and as set forth in Schedule 7.3;

                  (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

                  (e) investments in Subsidiaries;

                  (f) loans between the Borrower and  Subsidiaries  described in
         Section 9.4(g); and

                  (g) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $40,000,000.

         9.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Section 9.5(a), (b), (d), (e) and (f)); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or




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substantially  all of its assets into or  consolidate  with the  Borrower or any
Wholly-owned Subsidiary, and (ii) any other Person may merge into or consolidate with the Borrower or any Wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person, in each event in order to consummate an Acquisition permitted by Section 9.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

         9.8. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing unless immediately preceding and immediately after giving effect to such Restricted Payment there exists no Default or Event of Default hereunder.

         9.9. Transactions with Affiliates. Other than transactions permitted under Sections 9.6 and 9.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         9.10. Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or




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



                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed in a material amount; or

                  (f) permit the establishment of any Employee Benefit Plan providing post- retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in material liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         9.11. Fiscal Year. Change its Fiscal Year more than one time during the term of this Agreement.

         9.12. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 9.7.

         9.13. Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

         9.14. Restrictive Agreements, etc.. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits (a) the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document or (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any such payment, directly or indirectly, to the Borrower.

         9.15. Issuance or Sale of Stock by Subsidiaries. The Borrower will not permit any Subsidiary to issue or sell any shares of capital stock of any class (including as "capital stock" for the purposes of this Section 9.15, any warrants, rights or options to purchase or otherwise acquire capital stock or other securities exchangeable for or convertible into capital stock) of such Subsidiary to any Person other than the Borrower or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of capital stock to the Borrower and/or a Wholly-owned Subsidiary whereby the Borrower and/or such Wholly-owned Subsidiary maintain their same proportionate interests in such Subsidiary.




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



         9.16. Sale of Stock in Subsidiaries. The Borrower will not sell, transfer or otherwise dispose of any shares of capital stock in any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a Wholly-owned Subsidiary) any shares of capital stock or any Indebtedness of any other Subsidiary, unless:

                  (a) there shall not exist any violation of Sections 9.5 or 9.7 either immediately prior to, or immediately after giving effect to, such sale, transfer or disposition;

                  (b) simultaneously with such sale, transfer, or disposition, all shares of capital stock and all Indebtedness of such Subsidiary at the time owned by the Borrower and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                  (c) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such capital stock and Indebtedness is no longer in the best interests of the Borrower;

                  (d) such capital stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for fair value and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; and

                  (e) the Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of.
 .




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                                    ARTICLE X

                       Events of Default and Acceleration

         10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three Business Days of the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.8, 8.12, 8.13, or Article IX;

                  (d)  if  a  default  shall  be  made  in  the  performance  or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond 30 days or any other applicable grace period contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent); or

                  (e) if there shall  occur (i) a default,  which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any Material Subsidiary in an




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         amount not less than $5,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Material Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Material Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower or any Material Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Material Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or





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



                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $5,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $5,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the  following  actions  may be
                  taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Banks to make further Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and of the Issuing Banks to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                           (B) The Borrower  shall,  upon demand of the Agent or
                  the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                           (C) the Agent and each of the Lenders  shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law.





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



         10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders and the Applicable Issuing Bank pursuant to Sections 4.7(a), 4.7(b), 4.7(c), 4.7(d), 4.7(e) and 12.5;

                  (b)  amounts  due to the Agent  pursuant  to  Section  4.7(f);

                  (c)   payments  of   interest   on  Loans  and   Reimbursement
         Obligations, to be applied for the ratable benefit of the Lenders;

                  (d)  payments  of   principal   of  Loans  and   Reimbursement
         Obligations, to be applied for the ratable benefit of the Lenders;

                  (e)  payments  of cash  amounts  to the  Agent in  respect  of
         outstanding   Letters   of  Credit   pursuant   to   Section   10.1(B);

                  (f) amounts due to the Applicable Issuing Bank, the Agent and the Lenders pursuant to Sections 3.2(h) and 12.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and




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





                  (h) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.




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



                                   ARTICLE XI

                                    The Agent

         11.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                   (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by the Borrower or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries or affiliates;

                  (d)  shall  not  be   required  to  initiate  or  conduct  any
         litigation or collection proceedings under any Loan Document except as directed by and together with the Required Lenders; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower or its Subsidiaries), independent




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accountants,  and other  experts  selected by the Agent.  The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         11.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         11.4. Rights as Lender. With respect to its Tranche A Commitment and Tranche B Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from the Borrower or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Tranche A Commitments and Tranche B Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any




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



Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         11.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         11.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders (with the Borrower's consent) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.






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



                                   ARTICLE XII

                                  Miscellaneous

         12.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Tranche A Note, Tranche B Note, and its Tranche A Commitment and Tranche B Commitment); provided, however, that

                  (i)     each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Notes (except that any assignment by a Lender that is an Issuing Bank shall not include its rights, benefits or duties as an Issuing Bank with respect to any Letter of Credit unless the beneficiary of such Letter of Credit shall have agreed to such assignment); and

         (iii) each such assignment by a Lender shall be the same ratable assignment of such Lender's rights and obligations under both the Tranche A Revolving Credit Facility and the Tranche B Revolving Credit Facility; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Tranche A Note and Tranche B Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

         (b) The Agent shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Tranche A Commitment and Tranche B Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent




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



manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Tranche A Commitment and Tranche B Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V to the same extent that the Lender selling such participation is entitled to such yield protection and the right of set-off contained in Section 12.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Tranche A Commitment or Tranche B Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Without limitation of the terms of Section 12.16, any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           Kellwood Company
                           600 Kellwood Parkway
                           Chesterfield, Missouri 63017
                           Attn: Legal Department/Corporate Secretary
                           Telephone:       (314) 576-3100
                           Telefacsimile: (314) 576-3388

                  (b)      if to the Agent:

                           Bank of America, N.A.
                           101 North Tryon Street, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:       (704) 386-9368
                           Telefacsimile:            (704) 409-0012

                           with a copy to:

                           Bank of America, N.A.
                           Apparel-Textiles-Furnishings
                           100 North Tryon Street
                           NC1-007-17-12
                           Charlotte, North Carolina 28255
                           Attention: Deirdre B. Doyle
                           Telephone:       (704) 386-0783
                           Telefacsimile:            (704) 386-1270





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



                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         12.3. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set- off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Tranche A Commitment or Tranche B Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         12.5. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         12.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent on behalf of the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Tranche A Commitments or Tranche B Commitments of the Lenders or the Total Tranche A Commitment or the Total Tranche B Commitment, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder,
(iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Tranche A Commitment or Tranche B Commitment, or (iv) change the percentage of the Tranche A Commitment or Tranche B Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 12.6 or any other provision of this Agreement; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of each Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by each Issuing Bank.

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully- executed counterpart.

         12.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.9. Indemnification; Limitation of Liability. (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or Letters of Credit, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of May 11, 1999, executed by Bank of America and BAS and accepted by the Borrower, survive the closing of the Tranche A Revolving Credit Facility and the Tranche B Revolving Credit Facility, shall survive and continue in effect).

         12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         12.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent for the benefit of itself and the Lenders an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum




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



lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.14. Payments. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent or the Applicable Issuing Bank in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         12.15. GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (B) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR
         CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY




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



         SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (F) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

         12.16. Confidentiality. The Agent and each Lender (each a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or affiliate of any Lending Party, or any officer, director, employee, agent or advisor of any Lending Party or affiliate of any Lending Party, (b) as required by any law, rule or regulation, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) subject to provisions substantially similar to those contained in this Section 12.16, to any actual or proposed participant or assignee.

         12.17.  Special Funding Option.

                  (a) Notwithstanding anything to the contrary contained herein, any Lender (for purposes of this Section 12.17, a "Granting Lender") may grant to a special purpose funding vehicle (for the purposes of this Section 12.17, an "SPC") the option to make, on behalf of such Granting Lender, all or a portion of the Advances which such Granting Lender is obligated to make (a "Funding Obligation") under the Tranche A Revolving Credit Facility, the Tranche B Revolving Credit Facility and the Letter of Credit Facility, such option to be exerciseable in the sole discretion of the SPC; provided, however, that notwithstanding the granting of such option to the SPC, or the exercise of such option by the SPC:

                           (i) such  Granting  Lender's  obligations  under this
                  Agreement and the Loan Documents shall remain unchanged, including without limitation the indemnification obligations of the Granting Lender pursuant to Section 11.5 hereof;

                           (ii)  such   Granting   Lender  shall  remain  solely
                  responsible to the other parties hereto for the performance of all Funding Obligations;

                           (iii) the  Borrower  and the Lenders  (other than the
                  Granting Lender) shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement, and the Agent shall continue to deal directly with the Granting Lender as agent for the SPC with respect to distribution of payments of principal, interest and fees, notices of Conversion and Continuation and all other matters;

                           (iv) such Granting Lender shall retain the sole right
                  (x) to enforce the obligations of the Borrower relating to its Loans, its Notes and its Participations, and (y) to approve any amendment, modification or waiver of any provision of this Agreement;

                           (v)  shall  not   constitute   an  assignment  to  or
                  participation of such SPC of or in the Granting Lender's Commitments and Participations and Obligations owing thereto;

                           (vi) such SPC shall not become a Lender hereunder;

                           (vii)  such  SPC  shall  not  become   obligated   or
                  committed to make Advances; and

                           (viii) if such SPC elects not to exercise such option
                  or otherwise fails to make all or any part of an Advance, the Granting Lender shall retain its Funding Obligation and be obligated to make the entire Advance or any portion of such Advance not made by such SPC.

                  (b) Advances made by an SPC hereunder shall be deemed to satisfy the Funding Obligation and utilize the Tranche A Commitment and Tranche B Commitment, as applicable, of the Granting Lender as if, and to the same extent, such Advances were made by such Granting Lender.

                  (c) Each party hereto agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Granting Lender would otherwise be liable so long as, and to the extent that, the Granting Lender provides such indemnity or makes such payment.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, an SPC may disclose on a confidential basis, subject to provisions substantially similar to those contained in Section 12.16, any nonpublic information relating to Advances made by such SPC hereunder to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC.

                  (e) This Section 12.17 may not be amended without the prior written consent of the Granting Lender on behalf of which such SPC has made all or any part of its Advances which remain outstanding at the time of such amendment.




                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                KELLWOOD COMPANY


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                BANK OF AMERICA, N.A.
                                as Agent for the Lenders


                                By:
                                   ---------------------------------------------
                                Name:  Deirdre B. Doyle
                                Title:    Vice President






                                CREDIT AGREEMENT
                             Signature Page 1 of 16

                                BANK OF AMERICA, N.A.


                                By:
                                   ---------------------------------------------
                                Name:  Deirdre B. Doyle
                                Title:    Vice President


                                Lending Office for Base Rate Loans:
                                         Bank of America, N.A.
                                         101 North Tryon Street, 15th Floor
                                         NC1-001-15-04
                                         Charlotte, North Carolina  28255
                                         Attention: Ret Taylor
                                         Telephone:        (704) 386-9368
                                         Telefacsimile:           (704) 386-9923

                                Wire Transfer Instructions:
                                         Bank of America, N.A.
                                         ABA# 053000196
                                         Account No.: 1366212250600
                                         Reference: Kellwood
                                         Attention: Administrative Services

                                Lending Office for Fixed Rate Loans:
                                         Bank of America, N.A.
                                         101 North Tryon Street, 15th Floor
                                         NC1-001-15-04
                                         Charlotte, North Carolina  28255
                                         Attention: Ret Taylor
                                         Telephone:        (704) 386-9368
                                         Telefacsimile:           (704) 386-9923

                                Wire Transfer Instructions:
                                         Bank of America, N.A.
                                         ABA# 053000196
                                         Account No.: 1366212250600
                                         Reference: Kellwood
                                         Attention: Administrative Services






                                CREDIT AGREEMENT
                             Signature Page 2 of 16

                                THE BANK OF NOVA SCOTIA


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                Lending Office for Base Rate Loans:
                                         The Bank of Nova Scotia
                                         600 Peachtree St., N.E., Suite 2700
                                         Atlanta, Georgia 30308
                                         Attention: Sheila Davis
                                         Telephone:  404/877-1540
                                         Telefacsimile:             404/888-8998

                                Wire Transfer Instructions:
                                         The Bank of Nova Scotia.
                                         ABA#  026002532
                                         Account No.: 0606634
                                         Reference: Kellwood Company
                                         Attention: Chicago Team

                                Lending Office for Fixed Rate Loans:
                                         The Bank of Nova Scotia
                                         600 Peachtree St., N.E., Suite 2700
                                         Atlanta, Georgia 30308
                                         Attention: Sheila Davis
                                         Telephone:  404/877-1540
                                         Telefacsimile:             404/888-8998

                                Wire Transfer Instructions:
                                         The Bank of Nova Scotia
                                         ABA#  026002532
                                         Account No.: 0606634
                                         Reference: Kellwood Company
                                         Attention: Chicago Team






                                CREDIT AGREEMENT
                             Signature Page 3 of 16

                                THE CHASE MANHATTAN BANK


                                By:
                                   ---------------------------------------------
                                Name:             Susan H. Atha
                                Title:   Vice President


                                Lending Office for Base Rate Loans and
                                Eurodollar Loans:
                                         The Chase Manhattan Bank
                                         111 West 40th Street, 10th Floor
                                         New York, New York 10018
                                         Attention: Caridad Tio
                                         Telephone:        212/403-5052
                                         Telefacsimile:             212/403-5060

                                Wire Transfer Instructions for Base Rate Loans and Eurodollar Loans
                                         The Chase Manhattan Bank.
                                         ABA# 021000021
                                         Account No.: Commercial Loan
                                                      Operations-Dept. 9420
                                         Reference: Kellwood Company
                                         Attention: Tanya Rodriguez

                                Lending Office for Offshore Currency Loans:
                                         The Chase Manhattan Bank
                                         111 West 40th Street, 10th Floor
                                         New York, New York 10018
                                         Attention: Caridad Tio
                                         Telephone:        212/403-5052
                                         Telefacsimile:             212/403-5060

                                Wire Transfer Instructions for Offshore Currency
                                Loans:
                                         * Note: Wire  instructions for Offshore
                                         Currency  Loans  are  dependent  on the
                                         type of currency utilized.






                                CREDIT AGREEMENT
                             Signature Page 4 of 16

                                MERCANTILE BANK NATIONAL ASSOCIATION


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                Lending Office for Base Rate Loans:
                                         Mercantile Bank National Association
                                         One Mercantile Center, 12th Floor
                                         St. Louis, Missouri 63101
                                         Attention: Jennifer Probst
                                         Telephone:  (314) 418-2432
                                         Telefacsimile:  (314) 418-2432

                                Wire Transfer Instructions:
                                         Mercantile Bank National Association
                                         ABA #: 081000210
                                         Account No.: 140117-939
                                         Account Name: Commercial Loan
                                                       Operations
                                         Reference: Kellwood Company
                                         Attention: Jennifer Probst

                                Lending Office for Fixed Rate Loans:
                                         Mercantile Bank National Association
                                         One Mercantile Center, 12th Floor
                                         St. Louis, Missouri 63101
                                         Attention: Jennifer Probst
                                         Telephone:  (314) 418-2432
                                         Telefacsimile:  (314) 418-2432

                                Wire Transfer Instructions:
                                         Mercantile Bank National Association
                                         ABA #: 081000210
                                         Account No.: 140117-939
                                         Account Name: Commercial Loan
                                                       Operations
                                         Reference: Kellwood Company
                                         Attention: Jennifer Probst







                                CREDIT AGREEMENT
                             Signature Page 5 of 16

                                THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                CHICAGO BRANCH


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  Lending Office for Base Rate Loans:
                                           The Bank of Tokyo-Mitsubishi, Ltd.
                                           227 West Monroe, Suite 2300
                                           Chicago, Illinois 60606
                                           Attention:  Janice Hennig
                                           Telephone:        312/696-4710
                                           Telefacsimile:           312/696-4532

                                  Wire Transfer Instructions:
                                           Federal Reserve Bank of Chicago,
                                           for the account of The Bank of Tokyo-
                                           Mitsubishi, Ltd., Chicago Branch
                                           ABA# 071002341
                                           Account No.: 1525720230
                                           Reference: Kellwood Company
                                           Attention: Loan Administration

                                  Lending Office for Fixed Rate Loans:
                                           The Bank of Tokyo-Mitsubishi, Ltd.
                                           227 West Monroe, Suite 2300
                                           Chicago, Illinois 60606
                                           Attention:  Janice Hennig
                                           Telephone:        312/696-4710
                                           Telefacsimile:           312/696-4532

                                  Wire Transfer Instructions:
                                           Federal Reserve Bank of Chicago,
                                           for the account of The Bank of Tokyo-
                                           Mitsubishi, Ltd., Chicago Branch
                                           ABA# 071002341
                                           Account No.: 1525720230
                                           Reference: Kellwood Company
                                           Attention: Loan Administration






                                CREDIT AGREEMENT
                             Signature Page 6 of 16

                                  THE FIRST NATIONAL BANK OF CHICAGO


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  Lending Office for Base Rate Loans:
                                           The First National Bank of Chicago
                                           One First National Plaza
                                           IL1-0173
                                           Chicago, Illinois 60670
                                           Attention: Kathie Blomquist
                                           Telephone:        312/732-2683
                                           Telefacsimile:           312/732-2715

                                  Wire Transfer Instructions:
                                           First National Bank of Chicago
                                           ABA# 071000013
                                           Account No.: 481152860000
                                           Reference: Kellwood
                                           Attention: Loan Processing DP

                                  Lending Office for Fixed Rate Loans:
                                           The First National Bank of Chicago
                                           One First National Plaza
                                           IL1-0173
                                           Chicago, Illinois 60670
                                           Attention: Kathie Blomquist
                                           Telephone:        312/732-2683
                                           Telefacsimile:           312/732-2715

                                  Wire Transfer Instructions:
                                           First National Bank of Chicago
                                           ABA# 071000013
                                           Account No.: 481152860000
                                           Reference: Kellwood
                                           Attention: Loan Processing DP






                                CREDIT AGREEMENT
                             Signature Page 7 of 16

                                  THE DAI-ICHI KANGYO BANK, LTD.


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  Lending Office for Base Rate Loans:
                                           The Dai-Ichi Kangyo Bank, Ltd.
                                           One World Trade Center, Suite 4911
                                           New York, New York 10048
                                           Attention: Merine Geerwar
                                           Telephone:        212/432-8458
                                           Telefacsimile:           212/549-0049

                                  Wire Transfer Instructions:
                                           Dai-Ichi Kangyo Bank, New York
                                           ABA# 026004307
                                           Account No.: N/A
                                           Reference: Kellwood Company
                                           Attention: Loan Admin. Asst. General
                                                      Manager

                                  Lending Office for Fixed Rate Loans:
                                           The Dai-Ichi Kangyo Bank, Ltd.
                                           One World Trade Center, Suite 4911
                                           New York, New York 10048
                                           Attention: Merine Geerwar
                                           Telephone:        212/432-8458
                                           Telefacsimile:           212/549-0049

                                  Wire Transfer Instructions:
                                           Dai-Ichi Kangyo Bank, New York
                                           ABA# 026004307
                                           Account No.: N/A
                                           Reference: Kellwood Company
                                           Attention: Loan Admin. Asst. General
                                                      Manager








                                CREDIT AGREEMENT
                             Signature Page 8 of 16

                                FLEET BANK N.A.


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 Lending Office for Base Rate Loans:
                                          Fleet Bank N.A.
                                          1185 Avenue of the Americas
                                          New York, New York 10036
                                          Attention: Claudine Mellish
                                          Telephone:
                                                            --------------------
                                          Telefacsimile:
                                                                     -----------

                                 Wire Transfer Instructions:
                                          Fleet Bank, NA
                                          ABA# 021 300 019
                                          Account No.: GL A/C #1510351-03102
                                          Reference: Kellwood Company
                                          Attention: Claudine Mellish

                                 Lending Office for Fixed Rate Loans:
                                          Fleet Bank N.A.
                                          1185 Avenue of the Americas
                                          New York, New York 10036
                                          Attention: Claudine Mellish
                                          Telephone:
                                                            --------------------
                                          Telefacsimile:
                                                                     -----------

                                 Wire Transfer Instructions:
                                          Fleet Bank, NA
                                          ABA# 021 300 019
                                          Account No.: GL AlC #1510351-03102
                                          Reference: Kellwood Company
                                          Attention: Claudine Mellish






                                CREDIT AGREEMENT
                             Signature Page 9 of 16

                                 HARRIS TRUST AND SAVINGS BANK


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 Lending Office for Base Rate Loans:
                                          Harris Trust and Savings Bank
                                          111 W. Monroe
                                          Chicago, Illinois 60603
                                          Attention: Violetta Smith
                                          Telephone:        312/461-5446
                                          Telefacsimile:            312/293-5283

                                 Wire Transfer Instructions:
                                          Harris Bank
                                          ABA# 071 000 288
                                          Account No.: 109-215-4
                                          Reference: Kellwood
                                          Attention: Loan Accounting

                                 Lending Office for Fixed Rate Loans:







                                 Wire Transfer Instructions:








                                CREDIT AGREEMENT
                             Signature Page 10 of 16

                                 THE BANK OF NEW YORK


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 Lending Office for Base Rate Loans:
                                          The Bank of New York
                                          One Wall Street, 8th Floor
                                          New York, New York 10286
                                          Attention: Madlyn Myrick
                                          Telephone:        212/635-1366
                                          Telefacsimile:            212/635-1481

                                 Wire Transfer Instructions:
                                          The Bank of New York
                                          101 Barclay Street
                                          ABA# 021000018
                                          Account No.: GLA #111556
                                          Reference: Kellwood Company
                                          Attention: Commercial Loan Servicing
                                                      Dept.

                                 Lending Office for Fixed Rate Loans:
                                          The Bank of New York
                                          One Wall Street, 8th Floor
                                          New York, New York 10286
                                          Attention: Madlyn Myrick
                                          Telephone:        212/635-1366
                                          Telefacsimile:            212/635-1481

                                 Wire Transfer Instructions:
                                          The Bank of New York
                                          101 Barclay Street
                                          ABA# 021000018
                                          Account No.: GLA #111556
                                          Reference: Kellwood Company
                                          Attention: Eurodollar/Cayman Funding
                                                     Area







                                CREDIT AGREEMENT
                             Signature Page 11 of 16

                                 BANQUE NATIONALE DE PARIS


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 Lending Office for Base Rate Loans:
                                          Banque Nationale de Paris
                                          209 South LaSalle Street
                                          Chicago, Illinois 60604
                                          Attention: Catherine Lui
                                          Telephone:        312/977-1386
                                          Telefacsimile:            312/977-2234

                                 Wire Transfer Instructions:
                                          Banque Nationale de Paris-New York
                                            Branch
                                          ABA# 026007689
                                          Account No.: 14119400189
                                          Reference: Kellwood Company
                                          Attention: Tim Alvord-Loan
                                                     Administrator

                                 Lending Office for Fixed Rate Loans:
                                          Banque Nationale de Paris
                                          209 South LaSalle Street
                                          Chicago, Illinois 60604
                                          Attention: Catherine Lui
                                          Telephone:        312/977-1386
                                          Telefacsimile:            312/977-2234

                                 Wire Transfer Instructions:
                                          Banque Nationale de Paris-New York
                                            Branch
                                          ABA# 026007689
                                          Account No.: 14119400189
                                          Reference: Kellwood Company
                                          Attention: Tim Alvord-Loan
                                                     Administrator








                                CREDIT AGREEMENT
                             Signature Page 12 of 16

                                 CREDIT SUISSE FIRST BOSTON


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 Lending Office for Base Rate Loans:
                                          Credit Suisse First Boston
                                          Eleven Madison Avenue
                                          New York, New York 10010
                                          Attention: Ronald Davis
                                          Telephone:        212/322-1865
                                          Telefacsimile:            212/355-0593

                                 Wire Transfer Instructions:
                                          The Bank of New York
                                          One Wall Street
                                          New York, NY 10006
                                          ABA# 021 000 018
                                          Account No.: 890-0329-262
                                          Account Name: CSFB NY Loan Clearing
                                          Reference: Kellwood

                                 Lending Office for Fixed Rate Loans:
                                          Credit Suisse First Boston
                                          Eleven Madison Avenue
                                          New York, New York 10010
                                          Attention: Ronald Davis
                                          Telephone:        212/322-1865
                                          Telefacsimile:            212/355-0593

                                 Wire Transfer Instructions:
                                          The Bank of New York
                                          One Wall Street
                                          New York, NY 10006
                                          ABA# 021 000 018
                                          Account No.: 890-0329-262
                                          Account Name: CSFB NY Loan Clearing
                                          Reference: Kellwood






                                CREDIT AGREEMENT
                             Signature Page 13 of 16

                                 ISRAEL DISCOUNT BANK OF NEW YORK


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 Lending Office for Base Rate Loans:
                                          Israel Discount Bank of New York
                                          511 Fifth Avenue
                                          New York, New York 10017
                                          Attention: Laury Quiles
                                          Telephone:        212/551-8596
                                          Telefacsimile:            212/551-8872
                                          Reference: Kellwood

                                 Wire Transfer Instructions:
                                          Israel Discount Bank of New York
                                          ABA# 026009768
                                          Account No.: 355400901621
                                          Reference: Kellwood
                                          Attention: Accounts Payable-Loan
                                                     Dept./Laury Quiles

                                 Lending Office for Fixed Rate Loans:
                                          Israel Discount Bank of New York
                                          511 Fifth Avenue
                                          New York, New York 10017
                                          Attention: Laury Quiles
                                          Telephone:        212/551-8596
                                          Telefacsimile:            212/551-8872
                                          Reference: Kellwood

                                 Wire Transfer Instructions:
                                          Israel Discount Bank of New York
                                          ABA# 026009768
                                          Account No.: 355400901621
                                          Reference: Kellwood
                                          Attention: Accounts Payable-Loan
                                                     Dept./Laury Quiles






                                CREDIT AGREEMENT
                             Signature Page 14 of 16

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 Lending Office for Base Rate Loans:
                                          The Industrial Bank of Japan, Limited
                                          1251 Avenue of the Americas
                                          New York, New York  10020
                                          Attention: Richard Emmich
                                          Telephone:        212/282-4092
                                          Telefacsimile:            212/282-4478

                                 Wire Transfer Instructions:
                                          The Industrial Bank of Japan, Limited
                                          ABA# :026-008-345
                                          Account No.: N/A
                                          Reference: Kellwood
                                          Attention: Credit Administrative
                                                     Department


                                 Lending Office for Fixed Rate Loans:
                                          The Industrial Bank of Japan, Limited
                                          1251 Avenue of the Americas
                                          New York, New York  10020
                                          Attention: Richard Emmich
                                          Telephone:        212/282-4092
                                          Telefacsimile:            212/282-4478

                                 Wire Transfer Instructions:
                                          The Industrial Bank of Japan, Limited
                                          ABA# :026-008-345
                                          Account No.: N/A
                                          Reference: Kellwood
                                          Attention: Credit Administrative
                                                     Department








                                CREDIT AGREEMENT
                             Signature Page 15 of 16

                                 UMB BANK OF ST. LOUIS, N.A.


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 Lending Office for Base Rate Loans:
                                          UMB Bank of St. Louis, N.A.
                                          2 S. Broadway
                                          St. Louis, Missouri 63102
                                          Attention: Mary Leopold-Amberg
                                          Telephone: 314/612-8290
                                          Telefacsimile: 314/612-8150

                                 Wire Transfer Instructions:
                                          UMB Bank of St. Louis, N.A.
                                          ABA# : 081009813
                                          Account No.: N/A
                                          Reference: Kellwood
                                          Attention: Commercial Loan Department

                                 Lending Office for Fixed Rate Loans:
                                          UMB Bank of St. Louis, N.A.
                                          2 S. Broadway
                                          St. Louis, Missouri 63102
                                          Attention: Mary Leopold-Amberg
                                          Telephone: 314/612-8290
                                          Telefacsimile: 314/612-8150

                                 Wire Transfer Instructions:
                                          UMB Bank of St. Louis, N.A.
                                          ABA# : 081009813
                                          Account No.: N/A
                                          Reference: Kellwood
                                          Attention: Commercial Loan Department








                                CREDIT AGREEMENT
                             Signature Page 16 of 16

                                              EXHIBIT A


                                  Applicable Commitment Percentages



                                                                                                                APPLICABLE
                                           TRANCHE A             TRANCHE B                 TOTAL                COMMITMENT
               LENDER                     COMMITMENT             COMMITMENT              COMMITMENT             PERCENTAGE
==================================== ===================== ======================  ====================== ======================
Bank of America, N.A.                       $13,142,857.12         $32,857,142.88             $46,000,000          13.142857143%
The Bank of Nova Scotia                      13,142,857.14          32,857,142.86             $46,000,000          13.142857143%
The Chase Manhattan Bank                     13,142,857.14          32,857,142.86             $46,000,000          13.142857143%
The First National Bank of                    6,628,571.43          16,571,428.57             $23,200,000           6.628571429%
Chicago
Mercantile Bank National                      6,628,571.43          16,571,428.57             $23,200,000           6.628571429%
Association
The Bank of Tokyo-Mitsubishi,                 6,628,571.43          16,571,428.57             $23,200,000           6.628571429%
Ltd., Chicago Branch
The Dai-Ichi Kangyo Bank, Ltd.                6,628,571.43          16,571,428.57             $23,200,000           6.628571429%
Fleet Bank N.A.                               6,628,571.43          16,571,428.57             $23,200,000           6.628571429%
Harris Trust and Savings Bank                 5,714,285.71          14,285,714.29             $20,000,000           5.714285714%
UMB Bank of St. Louis, N.A.                   4,285,714.29          10,714,285.71             $15,000,000           4.285741286%
Credit Suisse First Boston                    4,285,714.29          10,714,285.71             $15,000,000           4.285714286%
Banque Nationale de Paris                     3,285,714.29           8,214,285.71             $11,500,000           3.285714286%
The Industrial Bank of Japan,                 3,285,714.29           8,214,285.71             $11,500,000           3.285714286%
Limited
The Bank of New York                          3,285,714.29           8,214,285.71             $11,500,000           3.285714286%
Israel Discount Bank of New                   3,285,714.29           8,214,285.71             $11,500,000           3.285714286%
York
TOTAL                                      $100,000,000.00        $250,000,000.00         $350,000,000.00          100.00000000%


                                    EXHIBIT B

                        Form of Assignment and Acceptance

         Reference is made to the Credit Agreement dated as of August 31, 1999 (the "Credit Agreement") among Kellwood Company, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as Administrative Agent for the Lenders (the "Agent") and the Documentation Agent and Syndication Agent named therein. Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Tranche A Commitment and Tranche B Commitment and the amount of the Tranche A Loans and Tranche B Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Tranche A Note and Tranche B Note held by the Assignor and requests that the Agent exchange such Tranche A Note and Tranche B Note for new Tranche A Notes and Tranche B Notes payable to the order of the Assignee in an amount equal to the Tranche A Commitment and Tranche B Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Tranche A Commitment and Tranche B Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Tranche A Notes and Tranche B Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Tranche A Notes and Tranche B Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1



         Percentage interest assigned:                                 ________%

         Assignee's Tranche A Commitment:                              $_______

         Assignee's Tranche B Commitment:                              $_______

         Aggregate outstanding principal amount
           of Tranche A Loans assigned:                                $_______

         Aggregate outstanding principal amount
           of Tranche A Loans retained by Assignor:                    $_______

         Aggregate outstanding principal amount
           of Tranche B Loans assigned:                                $_______

         Aggregate outstanding principal amount
           of Tranche B Loans retained by Assignor:                    $_______

         Principal amount of Tranche A Note
           payable to Assignee:                                        $_______

         Principal amount of Tranche B Note
           payable to Assignee:                                        $_______

         Principal amount of Tranche A Note
           payable to Assignor:                                        $_______

         Principal amount of Tranche B Note
           payable to Assignor:                                        $_______

         Effective Date (if other than date
            of acceptance by Agent):                               _______, 19__



                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                          --------------------------------
                                            Title:

                                       Dated:                     , 19 _
                                              --------------------



                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                          --------------------------------
                                            Title:

                                       Domestic Lending Office:

                                       Fixed Rate Loan Lending Office:

Accepted [and Approved] **
this ___ day of ___________, 19 _

BANK OF AMERICA,  N.A., as Agent


By:
   ------------------------
Title:


[Approved this ____ day
of ____________, 19__


KELLWOOD COMPANY


By:                         ]**
   ------------------------
Title:


** Required if the Assignee is an Eligible  Assignee  solely by reason of clause
(iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

             Reference is hereby made to the Credit Agreement dated as of August 31, 1999 (the "Agreement") among Kellwood Company, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent for the Lenders ("Agent") and the Documentation Agent and Syndication Agent named therein. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address                    Office                Specimen Signature


------------------------    ------------------------   -------------------------
------------------------
------------------------

------------------------    ------------------------   -------------------------
------------------------    ------------------------   -------------------------
------------------------

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

             This the ___ day of __________________, 19__.


                                       KELLWOOD COMPANY


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT D

                            Form of Borrowing Notice

To:          Bank of America, N.A.
             as Agent
             101 North Tryon Street, 15th Floor
             NC1-001-15-04
             Charlotte, North Carolina  28255
             Attention: Agency Services
             Telefacsimile:  (704)386-9923

             Reference is hereby made to the Credit Agreement dated as of August 31, 1999 (the "Agreement") among Kellwood Company (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent for the Lenders ("Agent") and the Documentation Agent and Syndication Agent named therein. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:


Type of Loan                     Interest             Aggregate
(check one)                      Period(1)            Amount(2)               Date of Loan(3)         Currency(4)
-----------                      ---------            ---------               ---------------         -----------
Tranche A Loan
--------------
Base Rate Loan                   ________             ________                ________                ________
Eurodollar Rate Loan             ________             ________                ________                ________
Tranche B Loan
--------------
Base Rate Loan                   ________             ________                ________                ________
Eurodollar Rate Loan             ________             ________                ________                ________
Offshore Rate Loan               ________             ________                ________                ________
-----------------------

(1)          For any Eurodollar Rate Loan, one, two, three or six months.
(2)          Must be $5,000,000 or if greater an integral multiple of $1,000,000 if a Tranche A Loan.  Must be the
             Dollar Equivalent Amount of $5,000,000 or if greater an integral multiple of the Dollar Equivalent Amount of $1,000,000 if a Tranche B Loan, unless a Base Rate Refunding Loan.
(3)          At least  three (3)  Business  Days later if a Fixed Rate Loan;
(4)          Specify Dollars or the applicable Offshore Currency.


             The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

             The undersigned hereby certifies that:

             1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

             2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 7.5(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 7.5(a) but not for the purpose of any cross reference to such Section 7.5(a) or to the financial statements described therein contained in any other provision of Section 7.5 or elsewhere in Article
VII) to refer to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 8.1(b) have not been certified by independent public accountants).

             3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                KELLWOOD COMPANY


                                BY:
                                   ---------------------------------------------
                                         Authorized Representative

                                DATE:
                                     -------------------------------------------

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:          Bank of America, as Agent
             101 North Tryon Street, 15th Floor
             NC1-001-15-04
             Charlotte, North Carolina  28255
             Attention:  Agency Services
             Telefacsimile:  (704) 386-9923

             Reference is hereby made to the Credit Agreement dated as of August 31, 1999 (the "Agreement") among Kellwood Company (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent for the Lenders ("Agent") and the Documentation Agent and Syndication Agent named therein. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest
Period:


Type of Loan                     Interest             Aggregate
(check one)                      Period(1)            Amount(2)               Date of Loan(3)         Currency(4)
-----------                      ---------            ---------               ---------------         -----------
Tranche A Loan
--------------
Eurodollar Rate Loan             ________             ________                ________                ________
Tranche B Loan
--------------
Eurodollar Rate Loan             ________             ________                ________                ________
Offshore Rate Loan               ________             ________                ________                ________
-----------------------

(1)          For any Eurodollar Rate Loan, one, two, three or six months.
(2)          Must be $5,000,000 or if greater an integral multiple of $1,000,000 if a Tranche A Loan.  Must be the
             Dollar Equivalent Amount of $5,000,000 or if greater an integral multiple of the Dollar Equivalent Amount of $1,000,000 if a Tranche B Loan, unless a Base Rate Refunding Loan.
(3)          At least  three (3)  Business  Days later if a Fixed Rate Loan;
(4)          Specify Dollars or the applicable Offshore Currency.

                                       KELLWOOD COMPANY


                                       BY:
                                          --------------------------------------
                                                Authorized Representative

                                       DATE:
                                            ------------------------------------

                                   EXHIBIT F-1

                             Form of Tranche A Note

                                 Promissory Note
                                (Tranche A Loan)



$--------------                                        ---------, --------------

                                                                 August __, 1999


         FOR VALUE RECEIVED, KELLWOOD COMPANY, a Delaware corporation having its principal place of business located in Chesterfield, Missouri (the "Borrower"),
hereby       promises       to       pay       to       the       order       of
_______________________________________________    (the   "Lender"),    in   its
individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of August __, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Agent and the Documentation Agent and Syndication Agent named therein (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Tranche A Loans made by the Lender to the Borrower pursuant to the Agreement on the Tranche A Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Tranche A Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Tranche A Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Tranche A Note is one of the Tranche A Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is




                                      F-1-1
hereby made for a more complete statement of the terms and conditions upon which the Tranche A Loans evidenced hereby were or are made and are to be repaid. This Tranche A Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Tranche A Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.


                            [Signature page follows.]





                                      F-1-2

         IN WITNESS WHEREOF, the Borrower has caused this Tranche A Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                KELLWOOD COMPANY


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------





                                      F-1-3

                                   EXHIBIT F-2

                             Form of Tranche B Note

                                 Promissory Note
                                (Tranche B Loan)



$--------------                                        ---------, --------------

                                                                 August __, 1999


         FOR VALUE RECEIVED, KELLWOOD COMPANY, a Delaware corporation having its principal place of business located in Chesterfield, Missouri (the "Borrower"),
hereby       promises       to       pay       to       the       order       of
_______________________________________________    (the   "Lender"),    in   its
individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of August __, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Agent and the Documentation Agent and Syndication Agent named therein (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in United States Dollars or the applicable Offshore Currency as provided in Article II of the Agreement, and in immediately available funds, the principal Dollar Equivalent Amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Tranche B Loans made by the Lender to the Borrower pursuant to the Agreement on the Tranche B Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Tranche B Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Tranche B Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Tranche B Note is one of the Tranche B Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is




                                      F-2-1
hereby made for a more complete statement of the terms and conditions upon which the Tranche B Loans evidenced hereby were or are made and are to be repaid. This Tranche B Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Tranche B Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.


                            [Signature page follows.]





                                      F-2-2

         IN WITNESS WHEREOF, the Borrower has caused this Tranche B Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                KELLWOOD COMPANY


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------





                                      F-2-3

                                    EXHIBIT G

                      Form of Opinion of Borrower's Counsel





                                August ___, 1999



Bank of America, N.A.,
as Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
Bank of America Corporate Center
Charlotte, North Carolina 28255-0065

RE: $350,000,000 REVOLVING CREDIT AND LETTER OF CREDIT FACILITIES AMONG BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND DOCUMENTATION AGENT NAMED THEREIN, THE LENDERS PARTY THERETO AND KELLWOOD COMPANY

Ladies and Gentlemen:

         We have acted as counsel to Kellwood Company, a Delaware corporation (the "Borrower"), in connection with the negotiation, execution, and delivery of the Credit Agreement of even date herewith among you, the Lenders, the Documentation Agent and Syndication Agent named therein and the Borrower (the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement) and the execution and delivery of the other Transaction Documents (as defined below) by the Borrower, pursuant to which the Lenders are providing (a) the Tranche A Revolving Credit Facility in the amount of $100,000,000 and (b) the Tranche B Revolving Credit Facility in the amount of $250,000,000, including the $250,000,000 Letter of Credit Facility and the $20,000,000 Offshore Currency Sublimit, each constituting part of the Tranche B Revolving Credit Facility, and the other transactions contemplated under the Credit Agreement.

         This opinion is being delivered in accordance with the conditions set forth in Section 6.1 of the Credit Agreement.

         As such counsel, we have reviewed originals, or copies certified or otherwise authenticated to our satisfaction, of the following documents as executed and delivered as of the date hereof (collectively, the "Transaction Documents"):

         1.       the Credit Agreement;

         2.       the Notes; and

         3.       LC Account Agreement;

         For purposes of the opinions expressed below, we have assumed that all natural persons executing the Transaction Documents have legal capacity to do so; that all signatures (other than those of representatives of the Borrower on the Transaction Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Transaction Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

         For purposes of giving this opinion, we have examined such corporate and other records of the Borrower, certificates of public officials, certificates of appropriate officers or other representatives of the Borrower, and such other documents, and have made such inquiries as we have deemed appropriate.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and is duly qualified to transact business as a foreign corporation and is in good standing in the following jurisdictions:___________________ ___________________, and in each other jurisdiction in which, in light of the nature of the business transacted by it or the property owned by it, such qualification is necessary and the failure so to qualify might impair title to any property material to its operations or its right to enforce any material contract against others, or expose it to any substantial liability or impairment of rights or defenses in such jurisdiction. The Borrower has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Transaction Documents, and has full corporate power and authority to enter into each of the Transaction Documents to which it is a party and to perform its obligations thereunder and consummate the transactions contemplated therein.

         2. Each of the Transaction Documents to which the Borrower is a party has been duly authorized by the Board of Directors of the Borrower (and by any required shareholder action), has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

         3. Neither the execution or delivery of, nor performance by the Borrower of its obligations under, the Transaction Documents (a) does or will conflict with, violate or constitute a breach of (i) any of the Organizational Documents or Operating Documents of the Borrower, (ii) any laws, rules or regulations applicable to the Borrower, or (iii) any contract, agreement, indenture, lease, instrument, commitment, judgment, writ, determination, order, decree or arbitral award, of which we have knowledge after due inquiry of appropriate representatives of the Borrower, to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower or any Subsidiary, except for the Liens in your favor expressly created pursuant to the Transaction Documents.

         4. Insofar as we have knowledge of the operations and affairs of the Borrower and upon due inquiry of appropriate representatives of the Borrower, there is no pending or overtly threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law) before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Transaction Documents, or the titles to their respective offices or authority of any officers of the Borrower or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect.

         5. Insofar as we have knowledge of the operations and affairs of the Borrower and upon due inquiry of appropriate representatives of the Borrower, there exists no event, circumstance or condition (except that we express no opinion as to financial reporting or accounting matters) which, immediately upon giving effect to the Transaction Documents, would constitute a Default or Event of Default under the Credit Agreement.

         6. None of the transactions contemplated by the Credit Agreement, including without limitation the use of the proceeds of the Loans provided for in the Transaction Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations T, U or X of the Board of Governors of the Federal Reserve System.

         7. A state or federal court located in the State of New York, if properly presented with the question and applying the choice of laws rules of the State of New York, would in a properly reasoned opinion give effect to the provisions of the Transaction Documents providing that the Transaction Documents shall be governed by and construed in accordance with the internal substantive laws of the State of New York.

         8. The rate or rates of interest provided for in the Transaction Documents, including all late payment charges and the Default Rate provided for therein, do not and will violate or conflict with, or give rise to any defense to payment of the Obligations or to any claim, counterclaim, setoff or recoupment under, any usury or other law or regulation of the State of New York governing the maximum rate of interest or amount of other charges that may be charged or incurred in transactions of the type contemplated under the Transaction Documents.

         9. No documentary, stamp, intangibles, excise or other tax is payable to any Governmental Authority of the State of New York in connection with the execution, delivery, enforcement, recording or filing of any of the Transaction Documents, other than court costs and fees that may be or become payable in connection with the enforcement of the Transaction Documents.

         10. Solely by reason of (i) the execution and delivery of, and performance by the parties thereto under, the Transaction Documents, (ii) the acceptance of the Notes and the receipt of payments in respect of the Obligations, or (iii) the enforcement of rights and remedies by the Agent or any Lender under the Transaction Documents, neither the Agent nor any Lender is or shall (a) be required to qualify to do business in the State of New York or (b) be subject to the payment of any franchise or income tax or other tax imposed by the State of New York or any agency thereof payable in respect of payments received under the Transaction Documents.

         Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Transaction Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A.
as Agent
101 North Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

Bank of America, N.A.
as Agent
Apparel, Textiles & Furnishings
100 North Tryon Street
NC1-007-17-12
Charlotte, North Carolina 28255
Attention: Deirdre B. Doyle
Telephone:        (704) 386-0783
Telefacsimile:             (704) 386-1270


         Reference is hereby made to the Credit Agreement dated as of August __, 1999 (the "Agreement") among Kellwood Company, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), the Syndication Agent and Documentation Agent named therein and Bank of America, N.A., as Administrative Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

         A.       Compliance with Section 9.1(a): Consolidated Shareholders'
                  Equity

                  1.       Consolidated Shareholders' Equity required as at
                           the last day of the fiscal quarter immediately
                           preceding the Determination Date      $______________

                  2.       Consolidated Net Income for the
                           most recent fiscal quarter x 0.5      $______________



                  3. 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments
                                                                 $______________

                  4.       Sum of A.1 + A.2 + A.3                $______________

                  5.       Actual Consolidated Shareholders' Equity
                                                                 $______________

                  REQUIRED: LINE A.5 MUST NOT BE LESS THAN LINE A.4

         B.       Compliance with Section 9.1(b): Consolidated Leverage Ratio

                  1.       Consolidated Indebtedness             $______________

                  2.       Consolidated EBITDA*                  $______________

                  3.       B.1 / B.2                             ______ to 1.00

                  REQUIRED: LINE B.3 MUST NOT BE GREATER THAN 3.50 TO 1.00

         C.       Compliance with Section 9.1(c): Consolidated Interest Coverage
                  Ratio

                  1.       Consolidated EBITDA*                  $______________

                  2.       Capital Expenditures                  $______________

                  3.       C.1 - C.2                             $______________

                  4.       Consolidated Interest Expense         $______________

                  5.       C.3 / C.4                             ______ to 1.00

                  REQUIRED: LINE C.2 MUST NOT BE LESS THAN 2.25 TO 1.00




*See Attached Schedule 1 for calculation of Consolidated EBITDA

2.       No Default

                           A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article X of the Agreement has occurred and is continuing.


                           B. If a  Default  or Event of  Default  has  occurred
                  since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default: _________________
                  ______________________________________________________________
                  _____________________________________.
                           (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 8.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.


                                       By:
                                          --------------------------------------
                                                Authorized Representative

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                      Schedule 1 to Compliance Certificate

            Calculation of Consolidated EBIT and Consolidated EBITDA


                                           Borrower's Actual          Acquisitions             Pro Forma**
                                           -----------------          ------------             -----------
A.       Consolidated Net Income
         less all noncash income           $______________            $____________            $____________
B.       Consolidated Interest
                  Expense                  $______________            $____________            $____________
C.       Taxes on income                   $______________            $____________            $____________
D.       Amortization                      $______________            $____________            $____________
E.       Depreciation                      $______________            $____________            $____________
F.       All other noncash
         expenses                          $______________            $____________            $____________
G.       CONSOLIDATED EBITDA               $______________            $____________            $____________
         (A + B+ C+ D + E + F)





** Determined on a historical pro forma basis as if such Acquisitions had been consummated as a "pooling of interests" notwithstanding the elimination of the "pooling of interests" accounting method under GAAP.


                                  Schedule 1.1
                                  ------------

                           Existing Letters of Credit


Commercial Letters of Credit
----------------------------


Number         Beneficiary                             Amount             Expiry
------         -----------                             ------             ------









Standby Letters of Credit


Number         Beneficiary                             Amount             Expiry
------         -----------                             ------             ------

                                  Schedule 7.3
                                  ------------

                  Subsidiaries and Investments in Other Persons

                                  Schedule 7.5
                                  ------------

                                  Indebtedness

                                  Schedule 7.6
                                  ------------

                                      Liens

                                  Schedule 7.7
                                  ------------

                                   Tax Matters

                                  Schedule 7.9
                                  ------------

                                   Litigation

                                  Schedule 7.17
                                  -------------

                              Environmental Matters